Exhibit 10.1

CONTRIBUTION AND EXCHANGE AGREEMENT

by and among

DORCHESTER MINERALS, L.P.

DODGE JONES FOUNDATION

THE LEGETT FOUNDATION

KICKAPOO SPRINGS FOUNDATION

THE KARAKIN FOUNDATION

STILL WATER FOUNDATION

XETTAM MINERALS, L.P.

2MW LIMITED PARTNERSHIP

JULIA JONES MATTHEWS, TRUSTEE OF
THE JULIA JONES MATTHEWS LIVING TRUST

AND

JOHN A. MATTHEWS, JR.

March 31, 2010

i

3.20	No Alienation	11
3.21	Make-Up Rights	11
3.22	Imbalances	11
3.23	Basic Documents	11
3.24	Commitments, Abandonments or Proposals	12
3.25	Production Sales Contracts	12
3.26	Area of Mutual Interest	12
3.27	Payment of Expenses	12
3.28	Reserve Report Information	12
3.29	Oral Contracts	12
3.30	Preferential Rights and Consents to Assign	12
3.31	Brokerage Fees	13
3.32	Investment Intent	13

ARTICLE 4 CONDUCT OF THE CONTRIBUTORS PENDING CLOSING; CERTAIN ACTIONS RELATING TO CLOSING		14

4.1	Conduct and Preservation of the Business of Maecenas	14
4.2	Restrictions on Certain Actions of the Contributors	14

ARTICLE 5 ADDITIONAL AGREEMENTS		15

5.1	Pre-Closing Actions Concerning Working Interests	15
5.2	Access to Information; Confidentiality	15
5.3	Notification of Certain Matters	16
5.4	Reasonable Best Efforts	16
5.5	Public Announcements	16
5.6	Amendment of Schedules	16
5.7	Fees and Expenses	17
5.8	Taxes	17
5.9	Post-Closing Assurances	19

ARTICLE 6 CONDITIONS		19

6.1	Conditions to Obligations of the Parties	19
6.2	Conditions to Obligation of the Contributors	19
6.3	Conditions to Obligation of the Partnership	20

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		21

7.1	Termination	21
7.2	Effect of Termination	22
7.3	Amendment	22
7.4	Waiver	22

ARTICLE 8 INDEMNIFICATION		22

8.1	Survival of Representations, Warranties, Covenants and Agreements	22
8.2	Indemnification	22
8.3	Indemnification Procedures	24

ARTICLE 9 MISCELLANEOUS		25

9.1	Notices	25
9.2	Entire Agreement	26
9.3	Binding Effect; Assignment; Third Party Benefit	26
9.4	Severability	27
9.5	Governing Law; Consent to Jurisdiction	27
9.6	Descriptive Headings	27
9.7	Gender	27
9.8	References	27
9.9	Counterparts	27
9.10	Injunctive Relief	28

ARTICLE 10 DEFINITIONS		28

10.1	Certain Defined Terms	28
10.2	Certain Additional Defined Terms	31

INDEX TO EXHIBITS AND SCHEDULES

Exhibits
Exhibit A	Subject Units Allocation Table
Exhibit B	Contributors’ Working Interests
Exhibit C	Form of Contributors’ Conveyances
Exhibit D	Form of Assignment, Conveyance and Assumption Agreement
Exhibit 3.8	Maecenas Income Statements
Exhibit 6.3(e)	Form of Assignment of Maecenas Interests

Schedules
Partnership Schedules
Schedule 2.5	Noncontravention
Schedule 2.6	Governmental Approvals
Schedule 2.7	Partnership Financial Statements
Schedule 2.8	Absence of Undisclosed Liabilities
Schedule 2.9	Absence of Certain Changes
Schedule 2.10	Compliance With Laws

Contributors Schedules
Schedule 3	Maecenas Properties
Schedule 3.10	Liabilities
Schedule 3.11	Material Contracts
Schedule 3.16	Legal Proceedings

CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (“Agreement”) is executed as of March 31, 2010 by and among Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), Dodge Jones Foundation, a Texas nonprofit corporation (“Dodge Jones”), The Legett Foundation, a Texas nonprofit corporation (“Legett”), Kickapoo Springs Foundation, a Texas nonprofit corporation (“Kickapoo Springs”), The Karakin Foundation, a Texas nonprofit corporation (“Karakin”), Still Water Foundation, a New Mexico nonprofit corporation (“Still Water”), Xettam Minerals, L.P., a Texas limited partnership (“Xettam Minerals”), 2MW Limited Partnership, a Texas limited partnership (“2MW”), Julia Jones Matthews, Trustee of the Julia Jones Matthews Living Trust (“Julia Jones Matthews, Trustee”), and John A. Matthews, Jr. (“Matthews”, and collectively with Dodge Jones, Legett, Kickapoo Springs, Karakin, Still Water, Xettam, 2MW and Julia Jones Matthews, Trustee, the “Contributors”).

W I T N E S S E T H:

WHEREAS, the Contributors own all of the issued and outstanding partnership interests in Maecenas Minerals, L.L.P., a Texas limited liability partnership (“Maecenas”), as set forth on Exhibit A attached hereto (the “Maecenas Interests”); and

WHEREAS,  the Contributors also own certain working interests  in various oil and gas properties that are described more fully on Exhibit B attached hereto (the “Contributors’ Working Interests”); and

WHEREAS, prior to the closing of the transactions contemplated hereby, the Contributors desire to (i) contribute all of their right, title and interest in and to the Contributors’ Working Interests to Maecenas pursuant to conveyances in the form attached hereto as Exhibit C (the “Contributors’ Conveyances”) and (ii) subsequent to such transfer, cause Maecenas to transfer all of its right, title and interest in and to the Contributors’ Working Interests and any other working interests that Maecenas may beneficially own (together with the Contributors’ Working Interests, the “Maecenas Working Interests”) to Dorchester Minerals Operating LP, a Delaware limited partnership (“Dorchester Minerals Operating”) or its designee, retaining a net profits interest (the “Maecenas NPI”) pursuant to an Assignment, Conveyance and Assumption Agreement in the form attached hereto as Exhibit D (the “Assignment, Conveyance and Assumption Agreement”); and

WHEREAS, the Contributors desire to contribute the Maecenas Interests to the Partnership in exchange for 835,000 Common Units of the Partnership (the “Subject Units”);

WHEREAS, the Partnership desires to accept the Maecenas Interests and in exchange therefor issue to the Contributors the Subject Units; and

WHEREAS, the transfer of the Maecenas Interests shall be treated as a contribution under Code Section 721(a) as more specifically provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

CLOSING; CONTRIBUTION

1.1           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Thompson & Knight LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201, at 9:00 a.m., local time, on March 31, 2010, or at such other time or place or on such other date as the parties hereto shall agree (the “Closing Date”).

1.2           Contribution and Exchange.  At the Closing and effective as of 9:00 a.m. local time on the Closing Date, and on the terms and subject to the conditions set forth in this Agreement:

(a)           the Contributors shall transfer, assign and contribute, or cause to be transferred, assigned and contributed, to the Partnership or its designee, and the Partnership or its designee shall acquire from the Contributors, the Maecenas Interests, free and clear of any and all Encumbrances;

(b)           the Partnership shall deliver to the Contributors the Subject Units as set forth on Exhibit A, free and clear of any and all Encumbrances.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Contributors that:

2.1           Organization and Existence.  The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Partnership has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted.  The Partnership is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Partnership.

2.2 Governing Documents. The Partnership Agreement has been duly authorized, executed and delivered by the Partnership and is, and will be, a valid and legally binding agreement of, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3           Capitalization of the Partnership.

(a)           All of the outstanding Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid and nonassessable.  Dorchester Minerals Management LP, a Delaware limited partnership (the “Partnership GP”), is the sole general partner of the Partnership.  On the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 29,840,431 Common Units.

(b)           The Subject Units (and the limited partner interests represented thereby), will be duly authorized in accordance with the Partnership Agreement, and, when issued and delivered to the Contributors in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable and will be issued free and clear of any lien, claim or Encumbrance.

(c)           Except for the Subject Units or as described in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Partnership Agreement or any other agreement or instrument to which the Partnership is a party or by which it may be bound.  Neither the offering nor the sale of the Subject Units, as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.  Except for the Subject Units or as described in the Partnership Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units or other securities of the Partnership are outstanding.

(d)           The Subject Units when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Partnership Agreement.  The Partnership has all requisite power and authority to issue, sell and deliver the Subject Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.  As of the Closing Date, all partnership action for the authorization, issuance, sale and delivery of the Subject Units shall have been validly taken, and no other authorization by any of such parties is (or will be) required therefor.

2.4           Authority Relative to this Agreement.  The Partnership has full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Partnership GP, and no other partnership proceedings on the part of the Partnership are necessary to authorize the execution, delivery and performance by the

Partnership of this Agreement and the consummation by it of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Partnership and constitutes, and each other agreement, instrument or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Partnership and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

2.5           Noncontravention.  Except as otherwise indicated on Schedule 2.5, the execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the Partnership Agreement or the certificate of limited partnership of the Partnership, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Partnership is a party or by which the Partnership or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Partnership or (iv) assuming compliance with the matters referred to in  Section 2.6, violate any Applicable Law binding upon the Partnership, except, in the case of clauses (ii), (iii) and (iv) of this Section 2.5, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership or the properties of the Partnership.

2.6           Governmental Approvals.  No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Partnership in connection with the execution, delivery or performance by the Partnership of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable state securities or takeover laws, (ii) as set forth on Schedule 2.6, (iii) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (iv) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership or the properties of the Partnership.

2.7           Partnership Financial Statements.  Attached as Schedule 2.7 or filed with the SEC Filings are copies of the Partnership’s audited consolidated balance sheet as of December 31, 2009 (the “Partnership Latest Balance Sheet”), and the related audited consolidated statements of income, partnership capital and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of Grant Thornton LLP, independent certified public accountants (the “Partnership Financial Statements”).  The Partnership Financial Statements (A) have been prepared from the books and records of the Partnership in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, and (B) accurately and fairly present the Partnership’s consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended.

2.8           Absence of Undisclosed Liabilities.  To the Knowledge of the Partnership, as of the date of this Agreement, the Partnership has no liability or obligation with respect to the property held by the Partnership (whether accrued, absolute, contingent, unliquidated or otherwise), except (i) liabilities reflected on the Partnership Latest Balance Sheet, (ii) liabilities described in the notes accompanying the Partnership Financial Statements, (iii) liabilities which have arisen since the date of the Partnership Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 2.8 and (vi) other liabilities which, in the aggregate, are not material to the Partnership.

2.9           Absence of Certain Changes.  Except as disclosed on Schedule 2.9, since the date of the Partnership Financial Statements, (i) to the Knowledge of the Partnership there has not been any Material Adverse Effect on the Partnership or any event or condition that might reasonably be expected to result in any Material Adverse Effect on the Partnership, (ii) the business of the Partnership has been conducted only in its ordinary course of business, (iii) the Partnership has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business, and (iv) the Partnership has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance).

2.10           Compliance With Laws.  Except as disclosed on Schedule 2.10, to the Knowledge of the Partnership, the Partnership has complied in all respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Partnership.  Except as disclosed on Schedule 2.10, the Partnership has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Partnership has not so complied.  The Partnership has not been charged or, to the Knowledge of the Partnership, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Partnership, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of the Partnership will not have a Material Adverse Effect on the Partnership.

2.11           Brokerage Fees.  The Partnership has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

2.12           Listing.  The outstanding Common Units are listed for trading on the NASDAQ Global Select Market.

2.13           SEC Filings.  Since January 1, 2009, the Partnership has filed with the Securities and Exchange Commission all forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and all other federal securities laws.  All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Partnership with the Securities and Exchange Commission since such date are herein collectively referred to as the “SEC Filings.”  The Partnership has delivered or made available to the Contributors accurate and complete copies of all the SEC Filings in the form filed by the Partnership with the Securities and Exchange Commission.  The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws.  To the Knowledge of the Partnership, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  All material contracts of the Partnership have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission.  The Partnership shall deliver or make available to the Contributors as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its limited partners generally or filed by it with the Securities and Exchange Commission subsequent to the date hereof and prior to the Closing Date.

2.14           Legal Proceedings.  There are no Proceedings pending or, to the Knowledge of the Partnership, threatened against or involving the Partnership or the properties of the Partnership which, individually or in the aggregate, in the reasonable judgment of the Partnership will have a Material Adverse Effect on the Partnership or the properties of the Partnership.  There are no Proceedings pending or, to the Knowledge of the Partnership, threatened against the Partnership or the properties of the Partnership, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect the Partnership’s ability to consummate the transactions contemplated hereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES
OF THE CONTRIBUTORS

Each Contributor hereby severally represents and warrants to the Partnership as to (a) such Contributor only, (b) the Maecenas Interest contributed by such Contributor (the “Contributed Maecenas Interest”), (c) Maecenas and (d) the assets owned by Maecenas, including without limitation, the properties, leaseholds and other interests listed on Schedule 3 (collectively with the Contributors’ Working Interests and the Maecenas NPI (as of the Closing Date), the “Maecenas Properties”, and each a “Maecenas Property”) as follows:

3.1             Organization and Existence.  The Contributor (if the Contributor is a natural person or is acting in such person’s capacity as trustee of a trust) has the requisite capacity required to enter into this Agreement and consummate the transactions contemplated hereby.  The Contributor (if the Contributor is not a natural Person or a trustee acting in its capacity as trustee of a trust) and Maecenas are duly organized, validly existing and in good standing under the laws of the State of each entity’s organization.  The Contributor and Maecenas have full power and authority to own, lease or otherwise hold and operate their properties and assets and to carry on their business as presently conducted.  The Contributor (if the Contributor is not a natural Person) and Maecenas are duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of their business or the ownership, leasing, holding or operating of their properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Contributor, Maecenas or the Maecenas Properties.

3.2    Authority Relative to This Agreement. The Contributor has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Contributor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Contributor and constitutes, and each other agreement, instrument or document executed or to be executed by the Contributor in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Contributor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Contributor enforceable against the Contributor in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

       3.3           Noncontravention.  The execution, delivery and performance by the Contributor of this Agreement and the consummation by it of the transactions contemplated hereby, do not and will not (i) conflict with or  result in a violation of any provision of the respective governing instruments of the Contributor or Maecenas, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Contributor or Maecenas are a party or by which the Contributor, Maecenas or any of the Maecenas Properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the Contributed Maecenas Interest or the Maecenas Properties or (iv) assuming compliance with the matters referred to in Section 3.4, violate any Applicable Law binding upon the Contributor or Maecenas, except in the case of clauses (ii), (iii) and (iv) of this Section 3.3, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Contributor, Maecenas or the Maecenas Properties.

3.4          Governmental Approvals.  To the Knowledge of the Contributor, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Contributor or Maecenas in connection with the execution, delivery or performance by the Contributor of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable state securities or takeover laws, (ii) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby and (iii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Contributor, Maecenas or the Maecenas Properties.

       3.5             Capitalization.  The Maecenas Interests constitute all of the authorized, issued and outstanding partnership interests in Maecenas.  Immediately prior to the Closing, Contributor will be the record and beneficial owner and holder of, and will have good title to, the Contributed Maecenas Interest, free and clear of any Encumbrance.  The Contributed Maecenas Interest has been duly authorized and validly issued, with no preemptive rights.  There are no existing agreements, options, warrants, rights, calls or commitments of any character providing for the issuance of any equity or other interest in Maecenas, or for the repurchase or redemption of equity or other interests, of Maecenas, and there are no outstanding securities or other instruments convertible into or exchangeable for equity or other interests in Maecenas and no commitments to issue such securities or instruments.

3.6             Subsidiaries.  Maecenas has no subsidiaries.

3.7    Maecenas Records. Maecenas has delivered to the Partnership true, correct and complete copies of its application for registration as a registered limited liability partnership and that certain Partnership Agreement dated December 16, 1999 by and among the Contributors or those Persons through which the Contributors acquired or accrued the Maecenas Interests (the “Maecenas Partnership Agreement”), in each case as amended and in effect on the date hereof. The Contributors have duly executed that certain Special Power of Attorney dated July 1, 2008 designating Joseph Edwin Canon as Maecenas’ agent and attorney-in-fact (the “Special Power of Attorney”). The Special Power of Attorney is in full force and has not been revoked. Maecenas has no minute book.

       3.8             Maecenas Income Statements.  Maecenas has provided the Partnership copies of its unaudited statements of income for the periods ended December 31, 2006, 2007, 2008 and 2009 attached hereto as Exhibit 3.8 and its books, records and accounts, including without limitation, records of its cash receipts and disbursements.  To the Knowledge of the Contributor, all books, records and accounts of Maecenas are materially accurate and complete and have been maintained in all material respects in accordance with good business practice and Applicable Law.

       3.9             Title to Maecenas Properties.  Maecenas has good title to the Maecenas Properties, free and clear of any Encumbrances created by, through or under Maecenas or any Contributor, except for the Permitted Encumbrances.

       3.10             Absence of Undisclosed Liabilities.  To the Knowledge of the Contributor, Maecenas has no liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise) other than those specifically reflected on Schedule 3.10.

3.11             Material Contracts.  Except as set forth on Schedule 3.11 or any Basic Document, Maecenas is not a party to or bound by any agreement or contract, lease, credit facility or other financing agreement or other arrangement, in each case either written or oral, that is used or necessary to the operation or conduct of the business of Maecenas.

       3.12             Employees; Employee Benefit Plans.  Maecenas has no employees and has never had any employees.  Maecenas has not adopted, nor has it ever been a party to, any employee benefit plan, program, agreement, policy, arrangement or pension plan.

       3.13           Absence of Certain Changes.  Since the Reference Date, (i) to the Knowledge of the Contributor, there has not been any Material Adverse Effect on Maecenas or the Maecenas Properties or any event or condition that might reasonably be expected to result in any Material Adverse Effect on Maecenas or the Maecenas Properties, (ii) the business of Maecenas has been conducted only in its ordinary course of business with respect to the Maecenas Properties, (iii) Maecenas has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business with respect to the Maecenas Properties, (iv) Maecenas has not suffered any material loss, damage, destruction or other casualty to any of the Maecenas Properties (whether or not covered by insurance) and (v) the Contributor and Maecenas have not taken any of the actions set forth in Section 4.2(a)-(n) except as permitted thereunder.

         3.14    Tax Matters. All Tax Returns relating to Maecenas and the Maecenas Properties required to be filed by the Contributors or Maecenas have (and as of the Closing Date will have) been duly and timely filed (taking into account any extension of time to file granted or obtained) with the applicable Taxing authority, and such Tax Returns are true, correct, and complete in all material respects. All Taxes due from the Contributors or from Maecenas relating to the Maecenas Properties have (and as of the Closing Date will have) been fully and timely paid. There are no liens for Taxes (other than for Taxes not yet due and payable) upon Maecenas or any of the Maecenas Properties. There has been no issue raised or adjustment proposed (and to the Knowledge of the Contributors, none is pending) by the IRS or any other Taxing authority in connection with any such Tax Returns, nor have the Contributors or Maecenas received any written notice from the IRS or any such other Taxing authority that any such Tax Return is being audited or may be audited or examined. Neither the Contributors nor Maecenas have agreed to the waiver or extension of any statute of limitations on the assessment or collection of any such Tax or with respect to any such Tax Return. No Contributor is a “foreign person” within the meaning the Section 1445(f)(3) of the Code and the Treasury Regulations thereunder. None of the Maecenas Properties is an interest in any joint venture, partnership, or other entity, arrangement, or contract that could be treated as a partnership for federal income Tax purposes. No Contributor is a party to any Tax allocation or sharing agreement with respect to the Maecenas Properties. Maecenas has complied with all Applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate Taxing authority all amounts required to be so withheld and paid under all Applicable Laws. The Contributors and Maecenas have made all deposits required with respect to Taxes due and payable with respect to the Maecenas Properties. Maecenas has always been treated as a partnership for federal income Tax purposes, and Maecenas has not made (and will not make before the Closing Date) any election to be treated as an association taxable as a corporation for federal income Tax purposes. The income derived by Maecenas from the Maecenas Properties is “qualifying income” as that term is defined under Section 7704 of the Code. Maecenas has properly identified all hedging transactions as required by Treasury

Regulation Section 1.1221-2(f). Neither Maecenas nor any of the Contributors have participated in any “reportable transaction” within the meaning of Section 1.6011-4 of the Treasury Regulations.

       3.15             Compliance with Laws.  To the Knowledge of the Contributor, the Contributor and Maecenas have complied in all respects with all Applicable Laws relating to the ownership or operation of the Maecenas Properties, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Contributor, Maecenas or the Maecenas Properties.  The Contributor and Maecenas have not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Contributor or Contributed Entities have not so complied.  The Contributor and Maecenas have not been charged or, to the Knowledge of the Contributor, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Maecenas Properties, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of the Contributor will not have a Material Adverse Effect on the Contributor, Maecenas or the Maecenas Properties.

       3.16    Legal Proceedings. Except as set forth on Schedule 3.16, there are no Proceedings pending or, to the Knowledge of the Contributor, threatened against or involving the Contributor, the Contributed Maecenas Interest, Maecenas or the Maecenas Properties that, individually or in the aggregate, in the reasonable judgment of the Contributor will have a Material Adverse Effect on Maecenas or the Maecenas Properties. Neither the Contributor nor Maecenas are subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to materially affect title to or the value of the Contributed Maecenas Interest or any of the Maecenas Properties. There are no Proceedings pending or, to the Knowledge of the Contributor, threatened against the Contributor, the Contributed Maecenas Interest, Maecenas or the Maecenas Properties, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect the Contributor’s ability to consummate the transactions contemplated hereby.

       3.17             Permits.  The Contributor and Maecenas have not received any written notice from any Governmental Entity and no Proceeding is pending or, to the Knowledge of the Contributor, threatened with respect to any alleged failure by the Contributor or Maecenas to have any Permit the absence of which would have a Material Adverse Effect on the Contributor, Maecenas or the Maecenas Properties.

       3.18    Environmental Matters. The Contributor and Maecenas have not received any written notice of any investigation or inquiry regarding the Maecenas Properties from any Governmental Entity under any Applicable Law pertaining to the environment, Hazardous Substances or Hazardous Wastes (“Applicable Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by, inter alia, the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), and the Resource Conservation and Recovery Act of 1976, as amended by, inter alia, the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (“RCRA”).  The term “Hazardous

Substance” as used herein shall have the meaning specified in CERCLA, and the terms “Hazardous Waste” and “Disposal” shall have the meanings specified in RCRA.

       3.19             Revenue and Expense Information; Records.  To the Knowledge of the Contributor, all proceeds of production from the Maecenas Properties are being, and have been, properly paid and accounted for under appropriate division orders, transfer orders or similar documents.  In addition, to Contributor’s Knowledge, Maecenas has been correctly and timely paid by all third parties for the proceeds of Production from all Maecenas Properties.

       3.20   No Alienation. Within 120 days of the date hereof, Maecenas has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Maecenas Properties, other than in the ordinary course of business.

       3.21    Make-Up Rights. To Contributor’s Knowledge, neither Maecenas, nor any Contributor, has received prepayments (including, but not limited to, payments for gas not taken pursuant to “take-or-pay” or similar arrangements) for any oil or gas produced from the Maecenas Properties as a result of which the obligation does or may exist to deliver oil or gas produced from the Maecenas Properties after the Reference Date without then receiving payment (or without then receiving full payment) therefore or to make repayments in cash (and the Contributors have not, since the Reference Date, so delivered any oil or gas from the Maecenas Properties or so made any such repayment in cash).

       3.22    Imbalances. To Contributor’s Knowledge, there are no imbalances among the owners of the interests in any wells and units included in the Maecenas Properties that could have a Material Adverse Effect on the net revenues that Maecenas will be entitled to receive from the Maecenas Properties from the then current month’s production.

       3.23            Basic Documents.

(a)           To the Contributor’s Knowledge, (i) the Contributor and Maecenas are not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under any Basic Documents, and (ii) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists under any Basic Documents, to the extent such breach or default (whether by the Contributor, Maecenas or such third party) could reasonably be expected to have a Material Adverse Effect on the Maecenas Properties after the Closing Date;

(b)           No Basic Document involves an assumption by the Partnership or its successors of any pre-closing liabilities or claims; and

(c)           None of the Basic Documents or other contracts or agreements that comprise part of the Maecenas Properties contain terms, or conditions that are not generally customary in the oil and gas industry.

For the purposes of the representations contained in this Section 3.23 (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation,

where such non-payment, or non-performance, could result in the forfeiture or termination of rights of the Contributor under a Basic Document, shall be considered material.

3.24             Commitments, Abandonments or Proposals.

(a)           Maecenas has incurred no expenses, and has made no commitments to make expenditures in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Maecenas Properties by Maecenas on or after the Reference Date, other than routine expenses incurred in the normal operation of existing wells on the Maecenas Properties.

(b)           No proposals to Maecenas in excess of $10,000 are currently outstanding to drill additional wells, or to deepen, plug back, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, or to abandon any wells, on the Maecenas Properties.

       3.25             Production Sales Contracts.  To the Knowledge of the Contributor, there exist no agreements or arrangements for the sale of production from the Maecenas Properties (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than agreements or arrangements which are cancelable on 90 days notice or less without penalty or detriment.

       3.26             Area of Mutual Interest.  Maecenas is not a party to any area of mutual interest agreement.

       3.27    Payment of Expenses. All expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Maecenas Properties, and all severance, production, ad valorem, windfall profit and other similar taxes) relating to the ownership or operation of the Maecenas Properties, have been, and are being, paid (timely, and before the same become delinquent) by Maecenas, except such expenses and taxes as are disputed in good faith by Maecenas and for which an adequate accounting reserve has been established by Maecenas.

       3.28   Reserve Report Information. To the Knowledge of the Contributor, all information furnished by the Contributor, Maecenas, or representatives thereof, to the Partnership in connection with the preparation of a reserve report with respect to the Maecenas Properties and all information set forth on the exhibits or schedules hereto are true and correct in all material respects and production has not decreased other than normal decline in production rates over time, individually, on a property-by-property or well-by-well basis or in the aggregate, from the production information furnished in connection with the preparation of the reserve report.

       3.29   Oral Contracts. The Contributor and Maecenas have not entered into any oral contract with respect to the Maecenas Properties.

       3.30   Preferential Rights and Consents to Assign. To the Contributor’s Knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for the Contributor to consummate the transactions contemplated by this Agreement.

3.31             Brokerage Fees.  The Contributor and Maecenas have not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

3.32             Investment Intent.

(a)           The Contributor is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, because the Contributor is:

    (i)           an organization described in Section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Maecenas Interests, with total assets in excess of $5,000,000;

    (ii)           a natural person whose individual net worth, or joint net worth with such person’s spouse, at the time hereof and at the Closing exceeds $1,000,000;

    (iii)           a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with such person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

    (iv)           a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Maecenas Interests, whose purchase is directed by a sophisticated person (as used in this Section 3.32(a)(iv), “sophisticated person” means a person that has the knowledge and experience in financial and business matters such that the person is capable of evaluating the merits and risks of the investment in the Maecenas Interests); or

    (v)           an entity in which all of the equity owners are accredited investors, because such equity owners are persons described in this Section 3.32(a).

(b)           The Contributor is acquiring the Partnership Interest for its own account for investment and not with a view to, or for sale or other disposition in connection with, any public distribution of all or any part thereof.

(c) The Contributor has carefully reviewed this Agreement, the Partnership Agreement and other documentation relating to the Partnership and has had such opportunity as deemed necessary by the  Contributor and its advisors and affiliates to ask questions of the Partnership and their affiliates, officers and employees to enable such Contributor to make an informed investment decision concerning the receipt of the Partnership Interest pursuant to the transactions contemplated by this Agreement, the operation of the Partnership, and the investment risks associated with the Contributor’s investment in the Partnership.

ARTICLE 4

CONDUCT OF THE CONTRIBUTORS PENDING CLOSING;
CERTAIN ACTIONS RELATING TO CLOSING

4.1           Conduct and Preservation of the Business of Maecenas.  The Contributors hereby covenant and agree with the Partnership that, except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Contributors (i) shall cause Maecenas to conduct its operations according to the ordinary course of its business and in material compliance with all Applicable Laws and (ii) shall use their reasonable best efforts to preserve, maintain and protect the Maecenas Properties.

4.2           Restrictions on Certain Actions of the Contributors.  Except as otherwise expressly provided in this Agreement, prior to the Closing Date, the Contributors shall not, without the consent of the Partnership (which consent shall not be unreasonably withheld), cause Maecenas to:

(a)           effect any change in the capitalization of Maecenas;

(b)           mortgage or pledge any of the Maecenas Properties or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances;

(c)           sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the Maecenas Properties, except in the ordinary course of business;

(d)           issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any liability, obligation or indebtedness outside the ordinary course of business of Maecenas;

(e)           amend, modify or change (i) any existing lease or contract with respect to the Maecenas Properties (other than in the ordinary course of the business of Maecenas), (ii) the application for registration as a registered limited liability partnership of Maecenas or (iii) the Maecenas Partnership Agreement;

(f)           waive, release, grant or transfer any rights of value relating to the Maecenas Properties, other than in the ordinary course of business;

(g)           delay payment of any account payable or any known or accrued liability relating to the Maecenas Properties beyond the earlier of thirty (30) days or its due date or the date when such liability would have been paid in the ordinary course of business, unless such delay is due to a good faith dispute as to liability or amount;

(h)           permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the Maecenas Properties other than in connection with any advance renewal or replacement of an existing insurance policy;

(i)           except as set forth in this Section 4.2, take any action which would make any of the representations or warranties of the Contributors untrue as of any time from the date of this Agreement to the Closing Date, or would result in any of the conditions set forth in this Agreement not being satisfied;

(j)           merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any other Person;

(k)           declare, set aside, make or pay any distribution in respect of the Maecenas Interests, except that immediately prior to the Closing, Maecenas shall distribute to the Contributors cash in the amount of net cash receipts and disbursements attributable to the Contributors’ Working Interests from the Reference Date to the Closing Date, as mutually agreed by the parties;

(l)           enter into any commitment for capital expenditures of Maecenas;

(m)           take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; or

(n)           agree in writing or otherwise take any actions (i) described in this Section 4.2, or (ii) that would be reasonably expected to cause a Material Adverse Effect on the Contributor, the Contributed Maecenas Interest, Maecenas or the Maecenas Properties.

ARTICLE 5

ADDITIONAL AGREEMENTS

5.1           Pre-Closing Actions Concerning Working Interests.  Prior to the Closing, the Contributors shall contribute all of their right, title and interest in and to the Contributors’ Working Interests to Maecenas pursuant to the Contributors’ Conveyances.  Subsequent to such transfer, Maecenas shall transfer all of its right, title and interest in and to the Maecenas Working Interests to Dorchester Minerals Operating or its designee, retaining the Maecenas NPI, pursuant to the Assignment, Conveyance and Assumption Agreement.

5.2   Access to Information; Confidentiality. The Contributors agree to cause Maecenas to afford the Partnership and its accountants, counsel, financial advisors and other representatives, full access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to the Maecenas Properties and Records. During such period, Maecenas shall furnish promptly such information concerning the Maecenas Properties and the business of Maecenas as the Partnership shall reasonably request; provided, however, such investigation shall not unreasonably disrupt the operations of Maecenas. Prior to the Closing, the

Contributors shall cause Maecenas to generally keep the Partnership informed as to all material matters involving the operations and business of Maecenas. The Contributors shall discuss matters involving the operations and business of Maecenas with representatives of the Partnership. All nonpublic information provided to, or obtained by, the Partnership and its representatives or the Contributors in connection with the transactions contemplated hereby shall be “Confidential Information” for purposes of that certain Nondisclosure Agreement dated September 3, 2009 between the Partnership and Dodge Jones (the “Confidentiality Agreement”), the terms of which shall continue in force until the Closing.

        5.3           Notification of Certain Matters.   Each party shall give reasonably prompt notice to the other parties of (i) any fact or circumstance which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.  The delivery of any notice pursuant to this Section 5.3 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in ARTICLE 6 or (iii) limit or otherwise affect the remedies available hereunder to any party receiving such notice.

5.4           Reasonable Best Efforts.  Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (ii) using its reasonable best efforts to obtain any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (iii) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) using its reasonable best efforts to defend, and to cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (v) executing of any additional instruments necessary to consummate the transactions contemplated hereby.

5.5           Public Announcements.  The Partnership may from time-to-time make such press releases or otherwise make public statements with respect to this Agreement of the transactions contemplated hereby as the Partnership deems appropriate, in its sole discretion.  No Contributor shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Partnership.

5.6 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.2(a) and 6.3(a) have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

5.7           Fees and Expenses.  All fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred.

5.8           Taxes.

(a)           The Partnership and each Contributor agree to treat the contribution of the Maecenas Interests pursuant to Section 1.2 as a contribution by Contributors to the Partnership in exchange for the Subject Units pursuant to Section 721(a) of the Code and the Treasury Regulations thereunder.

(b)           The parties shall agree to a value of the Maecenas Interests and the allocation of such agreed value among the Maecenas Properties prior to the Closing Date (the “Allocation”).  The Contributors and the Partnership shall report the transactions contemplated hereby on all Tax Returns, including, but not limited to, for purposes of future allocations under Section 704(c) of the Code, in a manner consistent with the Allocation.  If, contrary to the intent of the parties hereto as expressed in this Section 5.8(b), any Taxing authority makes or proposes an allocation different from the Allocation, the Contributors and the Partnership shall cooperate with each other in good faith to contest such Taxing authority’s allocation (or proposed allocation); provided, however, that, after consultation with the party (or parties) adversely affected by such allocation (or proposed allocation), the other party (or parties) hereto may file such protective claims or Tax Returns as may be reasonably required to protect its (or their) interests.

(c)           Each Contributor agrees to report to the Partnership its tax basis in each Maecenas Property within 30 days after the Closing Date.

(d)           The Contributors shall timely file all Tax Returns required to be filed by or with respect to Maecenas, the Maecenas Properties and the Maecenas Working Interests for any Tax period ending on or before the Closing Date (including, for the avoidance of doubt, the final federal income Tax Return for Maecenas on IRS Form 1065 for the period that ends on the Closing Date).  The Contributors shall pay all federal and state income Taxes (excluding Texas franchise taxes) due or claimed by any Taxing authority to be due from such party with respect to Maecenas (including income Taxes attributable to the income shown on the aforementioned final IRS Form 1065), the Maecenas Properties, the Maecenas Working Interests and any production therefrom for all periods ending on or before the Closing Date.  The Partnership shall file all other Tax Returns required to be filed by or with respect to Maecenas and the Maecenas Properties and shall pay or cause to be paid all other Taxes owed with respect to Maecenas or any of the Maecenas Properties. For purposes of this Section 5.8(d), any franchise Tax paid or payable with respect to Maecenas shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such Tax. The parties shall each provide each other with all information reasonably necessary to prepare a Tax Return. Notwithstanding anything in this Agreement to the contrary, each party to this Agreement shall be responsible for their own federal, state and local income tax liabilities (and, except as set forth above, any franchise tax liabilities calculated with respect to net income).

(e)           The Contributors shall control and bear the cost of any audit or contest relating to Maecenas or the Maecenas Properties with respect to a Tax period (or portion thereof) ending on or before the Closing Date, and the Partnership shall control and bear the cost of any other audit or contest.  The party in control of an audit or controversy shall keep the other party informed of the status of the audit or controversy (including providing copies of correspondence and pleadings).  Neither the Partnership nor any Contributor shall settle any audit or contest in a way that would in such party’s reasonable judgment adversely affect the other party without the other party’s written consent, which the other party shall not unreasonably withhold.  The Partnership and the Contributors shall each provide the other with all information reasonably necessary to conduct an audit or contest with respect to Taxes.

(f)           The Contributors shall be entitled to any refund of Taxes for which they are responsible for payment pursuant to the provisions of Section 5.8(d) above.  The Partnership shall be entitled to any refund of Taxes for which it is responsible for payment pursuant to the provisions of Section 5.8(d) above.  If a party receives a refund to which the other party is entitled, the party receiving the refund shall pay it to the party entitled to the refund within five (5) Business Days after receipt.

(g)           The Contributors and the Partnership shall be jointly responsible for state or local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by this Agreement.

(h)           To the extent, and only to the extent, reasonably necessary to comply with applicable securities laws and tax laws and notwithstanding anything in this Agreement to the contrary or in any other agreement to which the Partnership or any Contributor is bound, the parties hereto (and each employee, representative, or other agent of any of the parties) are expressly authorized to disclose the U.S. federal income “tax treatment” and “tax structure” (as those terms are defined in Sections 1.6011-4I(8) and (9) of the Treasury Regulations, respectively) of the transactions contemplated by this Agreement and those materials (including opinions or other tax analyses) that are provided to such parties relating to such “tax treatment” and “tax structure” of the transactions contemplated by this Agreement.  For these purposes, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the transaction described herein.

5.9           Post-Closing Assurances.  After the Closing, the Contributors and the Partnership shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereunto.

ARTICLE 6

CONDITIONS

6.1           Conditions to Obligations of the Parties.  The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)           Legal Proceedings.  No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Entity, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby; and no Proceeding by a Governmental Entity shall have been commenced or threatened (and be pending or threatened on the Closing Date) against the Partnership, any Contributor, Maecenas or the Maecenas Properties, or any of their respective affiliates, associates, directors, or officers seeking to prevent or challenging the transactions contemplated hereby.

(b)           Consents.  All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all such consents, approvals, orders, authorizations, waivers, declarations, filings or registrations shall be in full force and effect at the time of Closing, unless the failure to obtain or make any such consent, approval, order, authorization, waiver, declaration, filing or registration would not have a Material Adverse Effect on the Partnership or the Contributors.

6.2           Conditions to Obligation of the Contributors.  The obligation of the Contributors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. All the representations and warranties of the Partnership contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(b)           Covenants and Agreements.  The Partnership shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)           No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Partnership.

(d)           Certificates.  The Contributors shall have received a certificate from the Partnership, dated the Closing Date, representing and certifying that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled and a certificate as to the incumbency of the officer(s) executing this Agreement on behalf of the Partnership.

6.3           Conditions to Obligation of the Partnership.  The obligation of the Partnership to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)           Representations and Warranties.   All the representations and warranties of the Contributors contained in this Agreement and in any agreement, instrument  or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(b)           Covenants and Agreements.  Each Contributor shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)           No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Maecenas Properties.

(d)           Certificates.  The Partnership shall have received a certificate from the Contributors, dated the Closing Date, representing and certifying that the conditions set forth in Sections 6.1 and 6.3 have been fulfilled and a certificate as to the incumbency of the officer(s) executing this Agreement on behalf of each Contributor.

(e)           Assignments of Maecenas Interests.  The Contributors shall have delivered to the Partnership duly executed assignments of the Maecenas Interests, in the form of the assignment attached as Exhibit 6.3(e) hereto.

(f)           Pre-Closing Transaction Documents.  The Contributors shall have executed and delivered to the Partnership the Contributors’ Conveyances and the Assignment, Conveyance and Assumption Agreement.

(g)           Due Diligence.  In consideration of the time and expense to be incurred by the Partnership in connection with the transactions contemplated hereby, the due diligence investigation of the Partnership with respect to the Maecenas Properties shall have been completed to the satisfaction of the Partnership, in its sole discretion, including but not limited to confirmation of the accuracy of information described in Sections 3.8 and 3.19 of this Agreement.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1           Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a)           By unanimous written consent of the parties hereto;

(b)           By the Contributors or the Partnership, if:

(i)           The Closing shall not have occurred on or before March 31, 2010, unless such failure to close shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i); or

(ii)           There shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

(c)           By the Contributors, if (i) any of the representations and warranties of the Partnership contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, or (ii) the Partnership shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii) of this Section 7.1(c), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within 30 days of notice thereof by the Contributors.

(d)           By the Partnership, if (i) any of the representations and warranties of any  Contributor contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied or (ii) any Contributor shall have failed to fulfill in any material respect any of their material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii) of this Section 7.1(d), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within 30 days of notice thereof by the Partnership.

7.2           Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1 by the Partnership or the Contributors, written notice thereof shall forthwith be given to the Partnership or the Contributors, as applicable, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any party hereto or the general partner of the Partnership, or any of their respective directors, officers, employees, shareholders, unitholders or representatives, except that the agreements contained in this Section 7.2 and ARTICLE 9 shall survive the termination hereof.  Nothing contained in this Section 7.2 shall otherwise relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

7.3           Amendment.  Any provision of this Agreement (including the Exhibits hereto) may be amended, to the extent permitted by law, prior to the Closing Date if, and only if, such amendment is in writing and signed by the parties hereto.

7.4           Waiver.  Any of the parties to this Agreement may (i) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (ii) waive compliance by the other parties with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein.  Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.  No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE 8

INDEMNIFICATION

8.1           Survival of Representations, Warranties, Covenants and Agreements.  All of the representations and warranties of the Partnership in ARTICLE 2 and the Contributors in ARTICLE 3 shall survive the Closing and continue in full force and effect through and including the first anniversary of the Closing Date.  All other covenants and agreements contained in this Agreement shall survive the Closing until fully performed.

8.2           Indemnification.

(a)           Subject to Section 8.1, the Contributors hereby agree to indemnify and hold the Partnership and its Affiliates and their respective directors, managers, officers, employees, stockholders, unitholders, members, partners, agents, attorneys, representatives, successors and assigns (collectively, the “Partnership Indemnified Parties”) harmless from and against, and pay to the applicable Partnership Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including attorneys’ and other professionals’ fees), or any diminution in value, whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”):

(i)           based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Contributors in the Transaction Documents to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date; and

(ii)           based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of any Contributor under any Transaction Document.

(b)           Each Contributor’s indemnity shall be several and limited to the fair market value on the Closing Date of the Subject Units received by the Contributor at the Closing.

(c)           Subject to Section 8.1, the Partnership hereby agrees to indemnify and hold the Contributors and their Affiliates and their respective stockholders, unitholders, directors, managers, employees, members, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Contributors’ Indemnified Parties”) harmless from and against, and pay to the applicable Contributors’ Indemnified Parties the amount of, any and all Losses:

(i)           based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Partnership in any Transaction Document to be true and correct in all respects at the date hereof and as of the Closing Date; and

(ii)           based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Partnership under any Transaction Document.

(d)           The remedy of indemnification set forth in this ARTICLE 8 shall be in addition to any other remedies that any indemnified party may have under Applicable Laws (whether asserted in a proceeding at law or in equity).

8.3           Indemnification Procedures.

(a)           A claim for indemnification for any matter not involving a third party claim must be asserted by notice to the party from whom indemnification is sought.

(b)           In the event that any Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 8.2 (“Third Party Claim”), the indemnified party shall promptly cause written notice of the assertion of any Third Party Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.  The failure of the indemnified party to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto unless the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.  Subject to the provisions of this Section 8.3, the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder.  If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder, it shall within ten days of the indemnified party’s written notice of the assertion of such Third Party Claim (or sooner, if the nature of the Third Party Claim so requires) notify the indemnified party of its intent to do so; provided that the indemnifying party must conduct its defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard.  If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Third Party Claim.  If the indemnified party defends any Third Party Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Third Party Claim upon submission of periodic bills.  If the indemnifying party shall assume the defense of any Third Party Claim, the indemnified party may participate, at his or its own expense, in the defense of such Third Party Claim; provided that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Third Party Claim.  Each party hereto agrees to provide each other party with reasonable access to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any such Third Party Claim.  Notwithstanding anything in this Section 8.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, which shall not be unreasonably withheld, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant (or claimants) and such party provide to such other party an unqualified release from all liability in respect of the Third Party Claim.  If the indemnifying party makes any payment on any Third Party Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third Party Claim.

(c)           After any final decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement, in each case with respect to an Third Party Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay all of such remaining sums so due and owing to the indemnified party by wire transfer of immediately available funds within 20 Business Days after the date of such notice.

ARTICLE 9

MISCELLANEOUS

9.1           Notices.  All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a)           If to the Contributors:

Dodge Jones Foundation
P.O. Box 176
Abilene, Texas 79604
Attention: Joseph Edwin Canon
Fax:           325.673.2028

with a copy to:

McMahon Surovik Suttle, PC
400 Pine Street, Suite 800
Abilene, Texas 79601
Attention: Paul L. Cannon
Fax:           325.676.8836

and

Beckham Rector & Eargle
400 Pine Street, Suite 1020
Abilene, Texas 79601
Attention: John L. Beckham
Fax:           325.673.3504

(b)           If to the Partnership:

Dorchester Minerals, L.P.
3838 Oak Lawn Avenue, Suite 300
Dallas, Texas  75219
Attention: William Casey McManemin
Fax:           214.559.0933

with a copy to:

Thompson & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attention: Joe Dannenmaier
Fax:           214.969.1393

Such notices, requests, demands and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, the date of delivery as shown by the return receipt therefor or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

9.2           Entire Agreement.  This Agreement, together with the Schedules, Exhibits and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

9.3 Binding Effect; Assignment; Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9.4           Severability.  If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

9.5           Governing Law; Consent to Jurisdiction.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

9.6           Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

9.7           Gender.  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

9.8           References.  All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.”  Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement.  All Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

9.9           Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.  Signature pages to this Agreement delivered by facsimile or other electronic means shall be valid and effective for all purposes.

9.10           Injunctive Relief.  The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

ARTICLE 10

DEFINITIONS

10.1           Certain Defined Terms.  As used in this Agreement, each of the following terms has the meaning given it below:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person.

“Applicable Environmental Law” shall mean all Applicable Laws pertaining to the  protection of the environment (e.g., prevention of pollution and remediation of contamination) and human heath and safety, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2702 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; the Noise Control Act, 42. U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; and the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; and all analogous applicable state and local Applicable Laws, including, without limitation, Tex. Nat. Res. Code, Title 3 (Oil and Gas) and 16 Tex. Admin. Code. Pt. 1 (Railroad Commission of Texas).

“Applicable Law” shall mean any federal, state, local, or municipal statute, law, common law, constitution, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity, or any treaty or other legally enforceable directive or requirement, to which a specified person or property is subject.

“Basic Documents” shall mean (i) all Oil and Gas Leases, and (ii) all contracts and agreements that are reasonably necessary to own, explore, develop, operate, maintain or use the Maecenas Properties in the manner in which they are currently being owned, explored, developed, operated, maintained or used and in accordance with the prudent practices of the oil and gas industry; provided however that “Basic Documents” shall not include that portion of contracts or agreements which relate to the ownership and operation of the surface of the Maecenas Properties.

“Business Day” shall mean a day on which banks are open for the transaction of business in Dallas, Texas.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Unit” shall mean a Common Unit, as defined in the Partnership Agreement.

“Encumbrances” shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“Environment” shall mean surface water, groundwater, drinking water supply, land surface or subsurface strata or ambient air.

“Governmental Entity” shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

“Hazardous Materials” shall mean any (i) chemical, constituents, material, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity or may form the basis of liability under any Applicable Environmental Law; (ii) asbestos containing material, lead-based paint, polychlorinated biphenyls, or radon; and (iii) petroleum, Oil and Gas, or petroleum products.

“IRS” shall mean the Internal Revenue Service of the United States.

“Knowledge” shall be deemed to exist (i) if used in the context of a Contributor, when Joseph Edwin Canon, Linda S. Buckner or any individual serving as an officer of such Contributor (or in any similar capacity) is actually aware of the fact or other matter in question; or (ii) if used in the context of the Partnership, when any individual who is serving as an officer of the Partnership is actually aware of the fact or other matter in question.

“Material Adverse Effect” shall mean with respect to any person, property or asset any adverse change or adverse condition in or relating to the financial condition of such person, including its subsidiaries, property or asset that is material to such person, its subsidiaries, property or asset; provided that any prospective change or changes in the conditions listed above or relating to or resulting from (i) the transactions contemplated by this Agreement (or the announcement of such transactions), (ii) any change or changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products or (iii) general economic conditions or local, regional, national or international oil and gas industry conditions, shall not be deemed to constitute a Material Adverse Effect.

“Oil and Gas” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals.

“Oil and Gas Lease” shall mean an Oil and Gas lease relating to the Maecenas Properties and the real and personal property related thereto.

“Other Minerals” shall mean sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value whether or not generally produced from a wellbore in conjunction with the production of Oil and Gas.

“Partnership Agreement” shall mean the Amended and Restated Partnership Agreement of the Partnership, as currently in effect.

“Permits” shall mean licenses, permits, franchises, consents, approvals, variances, exemptions, waivers and other authorizations of or from Governmental Entities or pursuant to any Applicable Law or Environmental Applicable Law.

“Permitted Encumbrances” shall mean (i) liens for Taxes not yet due and payable, (ii) statutory liens (including materialmen’s, mechanic’s, repairmen’s landlord’s, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable and (iii) such defects, imperfections or irregularities of title, if any, as are not substantial in character, amount or extent and do not materially impair the conduct of normal operations of the Maecenas Properties.

“Person” (whether or not capitalized) shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

“Proceedings” shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

“Property Tax” shall mean any ad valorem, property (real, personal or mixed) or similar tax.

“reasonable best efforts” shall mean a party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Records” shall mean all data, files or records in the control or possession of a Contributor or Maecenas pertaining to the ownership of the Maecenas Properties, including but not limited to all abstracts of title, accounting records, property tax records, financial reports and projections, escrow reports, books, contract files, division order files, documents evidencing the prices currently being paid for production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, production records, supplemental abstracts of title, title curative materials, title opinions, title reports, notices, evidence of payment, correspondence and other data related to the Maecenas Properties.

“Reference Date” shall mean January 1, 2010.

“Release” shall mean release as defined under CERCLA § 101(22), 42 U.S.C. § 9601(22).

“Tax” shall mean any and all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Entity, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, real or personal property, excise, severance, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, whether disputed or otherwise.

“Tax Return” shall mean any report, return, election, document, estimated tax filing, declaration, claim for refund, extensions, information returns, or other filing with respect to any Taxes provided to any Governmental Entity including any schedules or attachments thereto and any amendment thereof.

“Transaction Documents” shall mean this Agreement and any agreement or certificate delivered pursuant hereto.

“Treasury Regulations” shall mean the regulations promulgated by the United States Treasury Department under the Code.

10.2           Certain Additional Defined Terms.  In addition to such terms as are defined in Section 10.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference
2MW	Introduction
Agreement	Introduction
Allocation	Section 5.8(b)
Applicable Environmental Laws	Section 3.18
Assignment, Conveyance and Assumption Agreement	Recitals
CERCLA	Section 3.18
Closing	Section 1.1
Closing Date	Section 1.1
Contributed Maecenas Interest	Preamble of ARTICLE 3
Contributors	Introduction
Contributors’ Conveyances	Recitals
Contributors’ Indemnified Parties	Section 8.2(c)
Contributors’ Working Interests	Recitals
Dodge Jones	Introduction
Dorchester Minerals Operating	Recitals
Disposal	Section 3.18
Hazardous Substance	Section 3.18
Hazardous Waste	Section 3.18

Julia Jones Matthews, Trustee	Introduction
Karakin	Introduction
Kickapoo Springs	Introduction
Legett	Introduction
Loss	Section 8.2(a)
Maecenas	Recitals
Maecenas Interests	Recitals
Maecenas NPI	Recitals
Maecenas Partnership Agreement	Section 3.7
Maecenas Properties	Preamble of ARTICLE 3
Maecenas Working Interests	Recitals
Matthews	Introduction
Partnership	Introduction
Partnership Financial Statements	Section 2.7
Partnership GP	Section 2.3(a)
Partnership Indemnified Parties	Section 8.2(a)
Partnership Latest Balance Sheet	Section 2.7
RCRA	Section 3.18
SEC Filings	Section 2.13
Special Power of Attorney	Section 3.7
Still Water	Introduction
Straddle Period	Section 5.8(d)
Subject Units	Recitals
Third Party Claim	Section 8.3(b)
Transfer	Section 1.2
Xettam Minerals	Introduction
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

THE PARTNERSHIP:

DORCHESTER MINERALS, L.P.

By:           Dorchester Minerals Management LP,
its general partner

By:           Dorchester Minerals Management GP LLC,
its general partner

By:          /s/ William Casey McManemin
William Casey McManemin,
Chief Executive Officer and Manager

Partnership’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

DODGE JONES FOUNDATION

By:   /s/ Joseph Edwin Canon
Joseph Edwin Canon, Executive Director

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

THE LEGETT FOUNDATION

By:    /s/ Kade L. Matthews
      Kade L. Matthews, President

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

KICKAPOO SPRINGS FOUNDATION

By:	/s/ John A. Matthews, Jr.
John A. Matthews, Jr., President

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

THE KARAKIN FOUNDATION

By:	/s/ Leroy Bolt
Leroy Bolt, Vice President

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

STILL WATER FOUNDATION

By:	/s/ Julia M. Wilkinson
Julia M. Wilkinson, President

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

XETTAM MINERALS, L.P.

By:	Texas Xettam, L.L.C.,
its general partner

By:	/s/ Julia M. Wilkinson
Julia M. Wilkinson, Manager

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

2MW LIMITED PARTNERSHIP

By:	KLM Oil Properties, L.L.C.,
its general partner

By:	/s/ Kade L. Matthews
Kade L. Matthews, Manager

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

JULIA JONES MATTHEWS LIVING TRUST

By:	/s/ Julia Jones Matthews
Julia Jones Matthews, Trustee

Contributor’s Signature Page to Contribution and Exchange Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

CONTRIBUTOR:

/s/ John A. Matthews, Jr.

Contributor’s Signature Page to Contribution and Exchange Agreement

EXHIBIT A

SUBJECT UNITS ALLOCATION TABLE

Contributor	Maecenas Interest	Subject Units
Dodge Jones Foundation	14.401482%	120,252
The Legett Foundation	14.401482%	120,252
Kickapoo Springs Foundation	14.401482%	120,252
The Karakin Foundation	14.401482%	120,252
Still Water Foundation	14.401482%	120,252
Xettam Minerals, L.P.	6.350000%	53,023
2MW Limited Partnership	6.350000%	53,023
Julia Jones Matthews, Trustee of the Julia Jones Matthews Living Trust	8.944970%	74,691
John A. Matthews, Jr.	6.347620%	53,003

EXHIBIT B

DESCRIPTION OF CONTRIBUTORS’ WORKING INTERESTS

STATE	COUNTY	WELL NAME

LA	Bienville	Loe 12#1D
LA	Bienville	Loe 12-1Alt
LA	Bienville	M.E. Jordan 12#1
LA	Bienville	M.E. Jordan 12#2D Alt
NM	Chaves	Horse Creek Com #2
NM	Eddy	Floyd RI Com #1
NM	Eddy	Floyd RI Federal Com #2
NM	Eddy	Higgins Trust Inc. No. 2
NM	Rio Arriba	Lindrith Unit Com 87
NM	Rio Arriba	Lindrith Unit Com 88
NM	Rio Arriba	Lindrith Un Com 91
NM	Rio Arriba	Lindrith Unit Com 92
ND	Stark	Dickinson Heath Sand Unit
ND	Williams	Galaxy #16-1
ND	Williams	Otto Seel #4-1
ND	Williams	Pederson #5-24
ND	Williams	Skurdal #2-24HR
PA	Clearfield	Rachel Garland #1
TX	Ector	Grayburg Gas Unit #13
TX	Gaines	AFG - Giebel Field Unit
TX	Gaines	East Siminole San Andres Unit (5)
TX	Gaines	Lindos Unit
TX	Midland	Moreland #1
TX	Midland	Moreland #2
TX	Upton	Hope #1
TX	Upton	Hope #2
TX	Upton	Hope #3
TX	Upton	Hope #7
TX	Val Verde	Bunger 5 #2
TX	Val Verde	Deaton 123 #4
TX	Val Verde	Hackberry Canyon 122-1#1
TX	Val Verde	Hackberry Canyon 122-2#1
TX	Val Verde	Hackberry Canyon 122-4#1
TX	Val Verde	Meadows #1101
TX	Val Verde	Meadows #1103
TX	Val Verde	Meadows #1104
TX	Val Verde	Meadows #1106
TX	Val Verde	Meadows #1107
TX	Val Verde	Meadows #1172
TX	Val Verde	Meadows #1173R
TX	Val Verde	Meadows #1174
TX	Val Verde	Meadows #1175
TX	Val Verde	Meadows #1176
TX	Val Verde	Meadows #1177
TX	Val Verde	Meadows #1181
TX	Val Verde	Meadows #1183
TX	Ward	W.E. Crump #1
TX	Ward	W.E. Crump #2
TX	Winkler	Felmont #1
TX	Crockett	M. Elliott #2H (Sec. 16)

EXHIBIT C

FORM OF CONTRIBUTORS’ CONVEYANCES

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF __________________                 §
§         KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF ________________                  §

WHEREAS, by virtue of that certain Assignment, Bill of Sale and Conveyance dated effective January 1, 2000, at 7:00 a.m., and recorded as Document No. _____________, ______________ Records of __________________ County, __________________ (the “Original Assignment”), DODGE JONES FOUNDATION, a Texas non-profit corporation; JULIA JONES MATTHEWS, Trustee of The Julia Jones Matthews Living Trust; MATT-TEX, L.L.P., a Texas limited liability partnership; and, JOHN A. MATTHEWS, JR., acquired certain oil and gas mineral, royalty, overriding royalty and leasehold interests in the properties set forth and described in Exhibit “A,” attached hereto and made a part hereof (the “Properties”), from MAECENAS MINERALS, L.L.P., a Texas limited liability partnership, whose address is P. O. Box 176, Abilene, Texas  79604-0176 (hereinafter referred to as “Assignee”); and,

WHEREAS, MATT-TEX, L.L.P., subsequently assigned the interest acquired by it in the Properties pursuant to the Original Assignment to XETTAM MINERALS, L.P., a Texas limited partnership, and 2MW LIMITED PARTNERSHIP, a Texas limited partnership; and,

WHEREAS, DODGE JONES FOUNDATION, a Texas non-profit corporation; JULIA JONES MATTHEWS, Trustee of The Julia Jones Matthews Living Trust; XETTAM MINERALS, L.P., a Texas limited partnership; 2MW LIMITED PARTNERSHIP, a Texas limited partnership; and, JOHN A. MATTHEWS, JR., whose collective address is P. O. Box 176, Abilene, Texas  79604-0176 (hereinafter collectively referred to as “Assignors”), desire to reconvey to Assignee all of the oil and gas mineral, royalty, overriding royalty and leasehold interests in the Properties, originally acquired in the Original Assignment, together with any and all other real property interests, contract rights and choses in action currently held by Assignors in and to the Properties.

NOW THEREFORE, in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged by Assignee, Assignors do hereby BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and DELIVER unto Assignee, all Assignors’ real property interests in and to the Properties, including, but not limited to, all Assignors’ oil and gas mineral, royalty, overriding royalty and leasehold interests in the Properties, together with all equipment, personal property and appurtenant rights relating thereto.

Assignors covenant with Assignee that Assignors are the lawful owners of the interests herein conveyed, and that Assignors will warrant and defend the title thereto to Assignee and its successors and assigns, against the lawful claims and demands of all persons claiming by, through or under Assignors, but not otherwise.

IN WITNESS WHEREOF, this Assignment, Bill of Sale and Conveyance is executed on the date or dates reflected in the acknowledgments hereto, but effective for all purposes as of 7:00 a.m., on March 31, 2010; said hour to be determined as to the local time observed in the county where the Properties are located.

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

ASSIGNORS:

DODGE JONES FOUNDATION

By:  _______________________________________
Joseph Edwin Canon
Executive Vice President

JULIA JONES MATTHEWS, Trustee of The Julia Jones Matthews Living Trust

By:  _______________________________________
Joseph Edwin Canon
Agent and Attorney-in-Fact

XETTAM MINERALS, L.P.

By:         Texas Xettam, L.L.C., its general partner

By:  __________________________________
Printed Name:___________________________
Title:__________________________________

2MW LIMITED PARTNERSHIP

By:         KLM Oil Properties, L.L.C., its general partner

By:  __________________________________
Printed Name:___________________________
Title:__________________________________

JOHN A. MATTHEWS, JR.

By:  _______________________________________
Joseph Edwin Canon
Agent and Attorney-in-Fact

ASSIGNEE:

MAECENAS MINERALS, L.L.P.

By:  _______________________________________
Joseph Edwin Canon
Agent and Attorney-in-Fact

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS	§
§
COUNTY OF TAYLOR	§

This instrument was acknowledged before me on the _______ day of _________________, 20____, by JOSEPH EDWIN CANON, Executive Vice President of DODGE JONES FOUNDATION,  a Texas non-profit corporation, personally known to me or identified by the oath of a credible witness personally known to me or by current identification card or other document qualifying as satisfactory evidence of the identity of this person under §121.005(a), Texas Civil Practice and Remedies Code, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated on behalf of said corporation.

GIVEN UNDER MY HAND AND SEAL of office on the _______ day of ___________________, 20____.

                    ______________________________________________
Notary Public, State of Texas

STATE OF TEXAS                              §
§
COUNTY OF TAYLOR                       §

This instrument was acknowledged before me on the _______ day of _________________, 20____, by JOSEPH EDWIN CANON, Agent and Attorney-in-Fact for JULIA JONES MATTHEWS, Trustee of The Julia Jones Matthews Living Trust, personally known to me or identified by the oath of a credible witness personally known to me or by current identification card or other document qualifying as satisfactory evidence of the identity of this person under §121.005(a), Texas Civil Practice and Remedies Code, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated on behalf of said Trust.

GIVEN UNDER MY HAND AND SEAL of office on the _______ day of ___________________, 20____.

                     ______________________________________________
Notary Public, State of Texas

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF _____________             §
§
COUNTY OF ___________              §

This instrument was acknowledged before me on the _______ day of _________________, 20____, by ___________________________, as _____________________ of TEXAS XETTAM, L.L.C., general partner of XETTAM, MINERALS, L.P., a Texas limited partnership, personally known to me or identified by the oath of a credible witness personally known to me or by current identification card or other document qualifying as satisfactory evidence of the identity of this person under §121.005(a), Texas Civil Practice and Remedies Code, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated on behalf of said partnership.

GIVEN UNDER MY HAND AND SEAL of office on the _______ day of ___________________, 20____.

                     ______________________________________________
Notary Public, State of _____________________________

STATE OF _____________             §
§
COUNTY OF ___________              §

This instrument was acknowledged before me on the _______ day of _________________, 20____, by ___________________________, as _____________________ of KLM Oil Properties, L.L.C., general partner of 2MW LIMITED PARTNERSHIP, a Texas limited partnership, personally known to me or identified by the oath of a credible witness personally known to me or by current identification card or other document qualifying as satisfactory evidence of the identity of this person under §121.005(a), Texas Civil Practice and Remedies Code, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated on behalf of said partnership.

GIVEN UNDER MY HAND AND SEAL of office on the _______ day of ___________________, 20____.

                         ______________________________________________
                         Notary Public, State of _____________________________

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS                              §
§
COUNTY OF TAYLOR                       §

This instrument was acknowledged before me on the _______ day of _________________, 20____, by JOSEPH EDWIN CANON, Agent and Attorney-in-Fact for JULIA JONES MATTHEWS, Trustee of The Julia Jones Matthews Living Trust, personally known to me or identified by the oath of a credible witness personally known to me or by current identification card or other document qualifying as satisfactory evidence of the identity of this person under §121.005(a), Texas Civil Practice and Remedies Code, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated on behalf of said Trust.

GIVEN UNDER MY HAND AND SEAL of office on the _______ day of ___________________, 20____.

                         ______________________________________________
                         Notary Public, State of Texas

STATE OF TEXAS                              §
§
COUNTY OF TAYLOR                       §

This instrument was acknowledged before me on the _______ day of _________________, 20____, by JOSEPH EDWIN CANON, Agent and Attorney-in-Fact for JOHN A. MATTHEWS, JR., personally known to me or identified by the oath of a credible witness personally known to me or by current identification card or other document qualifying as satisfactory evidence of the identity of this person under §121.005(a), Texas Civil Practice and Remedies Code, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL of office on the _______ day of ___________________, 20____.

                         ______________________________________________
                         Notary Public, State of Texas

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS                              §
§
COUNTY OF TAYLOR                       §

This instrument was acknowledged before me on the _______ day of _________________, 20____, by JOSEPH EDWIN CANON, Agent and Attorney-in-Fact for MAECENAS MINERALS, L.L.P., a Texas limited liability partnership, personally known to me or identified by the oath of a credible witness personally known to me or by current identification card or other document qualifying as satisfactory evidence of the identity of this person under §121.005(a), Texas Civil Practice and Remedies Code, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated on behalf of said partnership.

GIVEN UNDER MY HAND AND SEAL of office on the _______ day of ___________________, 20____.

                         ______________________________________________
                         Notary Public, State of Texas

AFTER RECORDING, PLEASE RETURN TO:

_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

EXHIBIT D

FORM OF ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

This Assignment, Conveyance and Assumption Agreement (this “Assignment”) is by and between MAECENAS MINERALS, L.L.P., a Texas limited liability partnership (“Assignor”), and DORCHESTER MINERALS OPERATING LP, a Delaware limited partnership (“Assignee”).
PART I

Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does, subject to the exceptions and reservations hereinafter set forth, hereby GRANT, BARGAIN, ASSIGN, TRANSFER, CONVEY, AND DELIVER, without warranties or covenants of title, express or implied, except as hereinafter set forth, unto Assignee, its successors and assigns, effective as of 8:00 a.m. local time of the location of the properties herein assigned, on March 31, 2010 (such date and time being referred to herein as the “Effective Date”), the following properties, rights and interests (the “Subject Properties”):

(a)           All right, title and interest of Assignor in and to the properties described in Exhibit A attached hereto and made a part hereof for all purposes;

(b)           All right, title and interest of Assignor in and to the oil, gas and/or mineral leases described on Exhibit A hereto (and any ratifications and/or amendments to such leases, whether or not such ratifications or amendments are described on Exhibit A);

(c)           Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Assignor in and to the lands described on Exhibit A hereto or described or referenced in any of the leases or other instruments described on Exhibit A, even though Assignor's interest therein may be incorrectly described in, or omitted from, such Exhibit A;

(d)           All of Assignor’s rights, title and interest in, to or under or by virtue of all unitization, communitization and/or pooling agreements, declarations and/or orders (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency) which cover or affect the properties, rights and interests described or referred to in Clauses (a), (b) or (c) above, and in and to the properties, rights and interests covered by the units, and/or pooled and/or communitized areas, created thereby;

(e)           All of Assignor’s rights, title and interest in and to rights under all joint operating agreements, operating agreements, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout agreements, farm in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and agreements which cover, affect or otherwise relate to the properties, rights and interests described in Clauses (a), (b), or (c) above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas or other minerals produced from (or allocated to) such properties, rights and interests;

(f)           All of Assignor’s interest in and to all real property (including any value derived therefrom), improvements, fixtures, movable or immovable property and other real or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use directly in connection with, the properties, rights and interests described in Clauses (a), (b) or (c) above, or directly in connection with the operation of such properties, rights and interests, or directly in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas or other minerals produced from (or allocated to) such properties, rights and interests;

(g)           All oil, gas and other minerals produced from or allocated to the properties, rights and interests described in Clauses (a), (b) and/or (c) above, and any products processed or obtained therefrom (herein collectively called the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Effective Date hereof), other than proceeds of Production that are attributable to periods prior to the Effective Date and that are actually received by Assignor prior to the Effective Date, and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdictions in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);

(h)           All payments of any type received and payments received in lieu of production from the properties, rights and interests described in Clauses (a), (b) and/or (c) above (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Effective Date hereof, other than payments attributable to periods prior to the Effective Date and are actually received by Assignor prior to the Effective Date), including, without limitation, (i) “take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, (iii) payments received in buyout or buydown or other settlement of a production sales contract, (iv) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Seller as a result of Seller (and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in Clauses (a), (b) and/or (c) above, than their ownership of such property right or interest would entitle them to receive and (v) shut-in rental or royalty payments (the payments described in this Clause (h) being herein called “Payments in Lieu of Production”);

(i)           All contract rights and choses in action (i.e., rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in

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Clauses (a) through (h) above (to the extent that the same arise, and/or the events which gave rise to the same occur after the Effective Date hereof, and further regardless of whether same arise under contract, the law or in equity);

(j)           All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation the right to explore for and develop minerals, the executive right (i.e., the right to execute leases), the right to receive bonuses and delay rentals (but not royalties or shut-in royalties) and the right to pool or unitize the properties, rights and interests described in Clauses (a) or (b), above; and

(k)           All rights, estates, powers and privileges of Assignor appurtenant to any and all of the foregoing rights, interests and properties.

SAVE AND EXCEPT, the Subject Properties do not include, and there is hereby excepted and reserved unto Assignor, its successors and assigns forever, the following:

(a)           All right, title and interest of Assignor in and to royalties, non-participating royalties, overriding royalties, carried interests, net profits interests and other cost-free interests in and to the leases and properties described above, as well as the Production therefrom and the Proceeds of such Production; and

(b)           The Overriding Royalty Interest described in Part II hereof.

TO HAVE AND TO HOLD, all and singular, the Subject Properties, unto Assignee, its successors and assigns forever. This Assignment made hereunder is made with full substitution and subrogation of Assignee in and to all warranties heretofore given or made, but is otherwise without warranties or covenants of title, express or implied. All tangible equipment and personal property is assigned “AS IS, WHERE IS.” ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, COMMON LAW, STATUTORY OR OTHERWISE RELATING TO THE SUBJECT PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR COVENANT OF TITLE, EXPRESS OR IMPLIED, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OR ENVIRONMENTAL CONDITION, OR ANY INFRINGEMENT BY ASSIGNOR OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PERSON.

This Assignment is made and accepted subject to the terms and provisions of that certain Contribution and Exchange Agreement dated March __, 2010 by and among Dorchester Minerals, L.P., Dodge Jones Foundation, The Legett Foundation, Kickapoo Springs Foundation, The Karakin Foundation, Still Water Foundation, Xettam Minerals, L.P., 2MW Limited Partnership, Julia Jones Matthews Living Trust and John A. Matthews, Jr. Assignor agrees to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively grant, convey and assign the Subject Properties unto Assignee as contemplated by the Contribution Agreement.

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PART II

THERE IS EXCEPTED FROM THIS ASSIGNMENT, and reserved unto Assignor, its successors and assigns, as a present vested property right, an overriding royalty interest (the “Overriding Royalty Interest”) in and to the Subject Minerals if, as and when produced and saved from the Subject Interests, payable solely out of Gross Proceeds from the Sale of Subject Minerals, in an amount equal to 96.97% of the Net Proceeds attributable to the Subject Interests. The Overriding Royalty Interest shall be determined and administered in accordance with the provisions of Sections 1 through 3 of this PART II.

SECTION 1

Definitions

As used in this PART II, the following words, terms or phrases shall have the following meanings:

Section 1.1. “Business Day” means a day on which none of the banks to or from which a payment authorized hereunder may be made are closed as authorized or required by law.

Section 1.2. “Conveyance” means this Assignment, Conveyance and Assumption Agreement.

Section 1.3. “Excess Production Costs” at any point in time means an amount equal to the excess of Production Costs over Gross Proceeds for the period ending with such point and beginning with the end of the most recent Period in which there were Net Proceeds.

Section 1.4. “General and Administrative Costs” means those additional costs, of whatever nature, deemed necessary by Assignee to properly operate and/or manage the Subject Properties under this Conveyance and that are not properly classified as Production Costs.  Initially, General and Administrative Costs will be charged on a cents-per-mile or dollars-per-well basis utilizing surveys and escalators normally used in the oil and gas industry; provided, however, that the use of such surveys and escalators shall not act to place a floor or cap on such costs.

Section 1.5. “Gross Proceeds” means the amounts received on or after the Effective Date, generally on the cash method of accounting, by WI Owner, without duplication, from the sale or other disposition of Subject Minerals, subject to the following:

(a) There shall be included any amount which WI Owner shall receive as a result of net profits interests, overriding and other royalty interests owned by WI Owner and included as part of the Subject Interests.

(b) There shall be excluded any amount for Subject Minerals attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which WI Owner shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties

  4

by the terms of the relevant operating agreement, unit agreement, contract for development or other agreement providing for such nonconsent operations.

(c) If a controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between WI Owner and any purchaser from WI Owner or any other third party as to the correct sales price or sales volume of any Subject Minerals, then

(i) amounts withheld by the purchaser or any such third party or deposited by it in an interest bearing account with a commercial bank as escrow agent shall not be considered to be received by WI Owner and shall not be credited to the Net Proceeds Account (as defined in Section 2.4 below) until actually collected by WI Owner, and the proceeds of such account less the interest earned thereon, if any, shall thereafter be distributed in accordance with this Conveyance and the interest earned thereon, if any, allocable to the Royalty Owner shall (if agreed upon by depositor and escrow agent) be paid directly to the Royalty Owner by any such escrow agent upon resolution of such controversy, and such interest shall not be deemed to constitute a portion of Gross Proceeds; and

(ii) amounts received by WI Owner and held in suspense (not paid) or promptly deposited by it in an interest bearing account with a commercial bank as escrow agent shall not be considered to have been received by WI Owner and shall not be credited to the Net Proceeds Account until removed by WI Owner from suspense or until disbursed to WI Owner by such escrow agent, and the proceeds of such account less the interest earned thereon, if any, shall thereafter be distributed in accordance with this Conveyance and the interest earned thereon, if any, allocable to the Royalty Owner shall be paid directly to the Royalty Owner by such escrow agent upon resolution of such controversy, and such interest shall not be deemed to constitute a portion of Gross Proceeds.

(d) During any Period when WI Owner is, for any Subject Interest, an Overproduced Party or an Underproduced Party under any gas balancing arrangement, there shall be included in Gross Proceeds amounts (other than those for cash balancing) received by WI Owner from a purchaser of Subject Minerals or an Overproduced Party as and when paid to WI Owner.

(e) If any portion of the amounts described in Section 1.5(d) above are in good faith determined by WI Owner to be subject to cash balancing and WI Owner determines in good faith that the potential cash balancing amount may exceed future Net Proceeds when the cash balancing contingency occurs, then:

(i) an amount up to the amount subject to cash balancing (or a reasonable estimate thereof) shall be excluded from future Gross Proceeds, shall be held in suspense (not paid) or deposited by WI Owner in an interest bearing escrow account with an escrow agent and shall not be credited to the Net Proceeds Account until disbursed in accordance with the provisions of (ii) below; and

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(ii) amounts held in suspense (not paid) or placed in interest bearing escrow accounts as provided above shall be distributed either to (a) Royalty Owner and WI Owner in accordance with this Conveyance when WI Owner determines in good faith that the potential for cash balancing no longer exists as to all or a portion of the funds in suspense or in such account, provided, that interest earned, if any, on any such escrow account allocable to the Royalty Owner shall be paid directly to the Royalty Owner by the escrow agent, and such interest shall not be deemed to constitute either a portion of Gross Proceeds or a reduction to Production Costs as described in Section 1.14(c), or (b) WI Owner for the cash balancing due to any party due such cash balancing.

(f) There shall be excluded any amount for Subject Minerals unavoidably lost or used in the production thereof and any imputed or calculated amount for domestic gas delivered but not sold or for line loss or fuel gas used in the production of Subject Minerals or used by WI Owner in conformity with prudent practices for drilling, production, operation or plant operations (including gas injection, compression, gathering, treating, conditioning, transporting, dehydration, secondary recovery, pressure maintenance, repressuring, recycling operations, plant fuel or shrinkage) (i) conducted for the purpose of producing Subject Minerals or marketing or making marketable the Subject Minerals or (ii) from any unit to which the Subject Interests are committed, but only so long as such Subject Minerals are so used and the cost thereof is not borne by others and paid to WI Owner.

(g) Gross Proceeds shall not include any amounts described in Section 1.14(c) hereof.

(h) Gross Proceeds shall not include any amounts received by WI Owner from third parties as the result of cash balancing obligations relating to underproduced positions which affect the Subject Interests.

(i) Gross Proceeds shall include any amount received as bonus for any oil, gas and/or mineral lease executed by WI Owner after the Effective Date and covering any portion of the Subject Interests.

(j) Gross Proceeds shall not include amounts attributable to the interests of parties other than WI Owner and the Royalty Owner in the lands described in Exhibit A and shall not include any amounts paid that are attributable to production payments, royalties or overriding royalties payable to such other parties.

Section 1.6. “Lease” or “Leases” means the oil, gas and mineral leases (or portions thereof or interests therein, including, without limitation, any royalty interests, overriding royalty interests and similar interests) described in Exhibit A attached hereto.

Section 1.7. “Minerals” means oil, gas, other liquid and gaseous hydrocarbons and other minerals, whether similar or dissimilar.

Section 1.8. “Net Proceeds” for any Period after the Effective Date means the excess of Gross Proceeds received by WI Owner during such Period over the sum of (a) Production Costs

6

paid during such Period and (b) Excess Production Costs as of the end of the immediately preceding Period, as such Net Proceeds are computed in accordance with Section 2.4 hereof.

Section 1.9. “Overproduced Party” means a party to a gas balancing arrangement who, as a result of producing, in addition to its own share of production, that portion of another party’s share of production which such other party is unable or unwilling to market or otherwise to dispose of, is in a position of net over-production with respect to such other party or parties to such gas balancing arrangement.

Section 1.10. “Period” means one calendar month; provided, however, that the first Period shall run from the Effective Date to the last day of the calendar month in which the Effective Date falls.

Section 1.11. “Person” means any individual, corporation, partnership, trust, estate or other entity or organization.

Section 1.12. “Prime Interest Rate” means the interest rate announced from time to time by Bank of America at its principal office in Dallas, Texas as its “prime interest rate.”

Section 1.13. “Process” or “Processing” means to manufacture, refine, process, fractionate, dehydrate, condition, treat, conduct absorption or plant operations, market (including without limitation gather, transport and exchange) or compress Subject Minerals in a manner which does not constitute Well Operations.

Section 1.14. “Production Costs” means, to the extent such costs are properly allocable to the Subject Interests and have been incurred and paid or otherwise discharged by WI Owner during any Period, on the cash method of accounting (or accrued, even if not paid or otherwise discharged, to the extent provided in this Section 1.14), and whether capital or non-capital in nature, without duplication:

(a) the sum of

(i) the maintenance, drilling, completing, equipping and operating costs for such Period and all other costs for such Period incurred by WI Owner applicable to the Subject Interests, including budgeted capital expenditures and/or unusual items of material cost;

(ii) an amount equal to all general property (ad valorem), production, severance, sales, gathering, energy, BTU and similar state, federal or other taxes (except income taxes) assessed or levied on or in connection with the Subject Interests, the Overriding Royalty Interest or the production therefrom or equipment thereon, or the processing, gas exchange or marketing of production attributable thereto, and which taxes (as adjusted or as finally determined) are deducted or excluded from proceeds of Sale received by WI Owner or paid by WI Owner and attributable to both WI Owner’s and Royalty Owner’s share in the Subject Minerals or the Subject Interests; provided, however, that in the case of any such taxes that accrue ratably over any period, such taxes shall be deemed to be Production Costs as they accrue;

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(iii) all amounts borne by WI Owner in such Period as to any of the following: (a) to the extent allocable to the Subject Interests, payments made to others in the area in connection with the drilling or deferring of drilling of any well on or in the vicinity of any of the Subject Interests (including dry hole and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any cost adjustments with respect to any well and/or leasehold equipment upon unitization of any of the Subject Interests; (b) to the extent allocable to the Subject Interests, rent and other consideration paid for use of or damage to the surface and (c) all direct charges applicable to the Subject Interests relating to lease renewals, geological and geophysical, seismic, engineering and preparation for drilling costs (including without limitation the cost of securing any seismic or geophysical permits or options);

(iv) to the extent allocable to the Subject Interests, all other costs, expenses and liabilities of, in connection with, arising out of or relating to operating any well on the Subject Interests and producing Subject Minerals and sale and marketing thereof for such Period, including without limitation: (a) costs of equipping, plugging back, reworking, recompleting, plugging and abandoning and surface restoration and other related costs as required by law and in accordance with the terms of the Leases (or instruments covering lands pooled with any Lease) and of making the Subject Minerals ready or available for market; (b) the costs of Well Operations and of Processing, together with any construction costs associated with facilities utilized in connection with Well Operations or Processing; (c) the costs of secondary recovery, pressure maintenance, repressuring, recycling and other operations commonly used in the oil and gas industry which are recognized as reputable methods of enhancing production; (d) the costs of claims or litigation concerning marketing the Subject Minerals or delivery of production from, title to, taxation (limited to ad valorem or any other property taxes and severance or any other taxes payable out of or measured by production) of or operation of the Subject Interests, including claims or litigation relating to the drilling, testing and completing of any well on the Subject Interests, and any other acts or omissions of WI Owner consistent herewith (as a prudent owner or operator) or brought by WI Owner to protect the Subject Interests as a prudent owner or operator; (e) the cost of insurance incurred for the protection of the Subject Interests, the Royalty Owner or WI Owner; (f) delay rentals and shut-in royalties, (g) the costs (including without limitation any reasonable legal fees) of negotiating and preparing oil, gas and/or mineral leases to be executed covering any of the Subject Interests, and (h) payments to others for production of Subject Minerals produced but not sold by WI Owner; provided, however, that in the case of any such costs and expenses in clauses (a) through (h) of this subsection (iv) that accrue ratably over any period, such costs and expenses shall be deemed to be Production Costs as they accrue;

(v) the costs incurred by WI Owner for audits, if any, conducted by or on behalf of the Royalty Owner, and the costs incurred for any statements and reports provided by WI Owner to the Royalty Owner, to the extent not otherwise included as a Production Cost hereunder;

8

(vi) to the extent allocable to the Subject Interests, refunds of revenues previously included as Gross Proceeds required to be made by WI Owner (including any interest thereon or penalties) as a result of the bankruptcy, insolvency or similar condition of a purchaser of production or other party, an order of the Federal Energy Regulatory Commission or other governmental unit or any other legal reason;

(vii) to the extent allocable to the Subject Interests, any amounts paid by WI Owner after the Effective Date as a prudent owner or operator, whether as refund, interest or penalty, to (A) a purchaser because the amount initially received by WI Owner as sales price attributable to operations after the Effective Date was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation, (B) any third party because an amount initially paid by such third party relating to the exploration, development, operation, production, maintenance or protection of the Subject Interests (or any part thereof) was in excess of that otherwise owing under the terms of any applicable contract or agreement, or (C) any third party royalty owner because the amount initially paid by WI Owner with respect to a Lease was less or allegedly less than required under such Lease; and

(viii) to the extent allocable to any Subject Interest which includes or consists of any surface estate, all costs, expenses and liabilities of, in connection with, arising out of or relating to the ownership, operation, maintenance and management of such surface estate.

(b) Production Costs shall not include depletion, depreciation and other non-cash deductions.

(c) Production Costs (to the extent thereof for any Period subsequent to the Period in which amounts described in this Section 1.14(c) are received) and/or Excess Production Costs (to the extent thereof) shall be reduced by the amount received by WI Owner to the extent allocable to the Subject Interests as a result of (i) delay rentals, (ii) damages to, or condemnation by a governmental authority of, the Subject Interests, (iii) shut-in gas well royalty or payments, (iv) sale of fixtures and equipment used with respect to the Subject Interests, (v) rentals from reservoir use, (vi) dry hole and bottom hole payments, (vii) any payments made to WI Owner in connection with the drilling or deferring of drilling of any well on any of the Subject Interests, (viii) any amounts which WI Owner shall receive in connection with any adjustment of any well and leasehold equipment constituting part of the Subject Interests upon pooling or unitization of any of the Subject Interests, (ix) recoveries for breaches of drilling contracts and recoveries in connection with other proceedings pertaining to or affecting the Subject Interests or operations thereon, (x) insurance proceeds received as a result of damage to the Subject Interests or to the fixtures and equipment used with respect to the Subject Interests, (xi) any bonuses or payments made by third parties in connection with farmout transactions, if any, (xii) any amounts received by WI Owner as rental or use fees for personalty, platform, equipment or gathering lines located on the Subject Interests, (xiii) any amounts referred to in this subsection (c) not so applied to reduce Production Costs or Excess

  9

Production Costs in prior Periods, (xiv) amounts received by WI Owner from a purchaser of Subject Minerals as advance payments and payments pursuant to take-or-pay and similar provisions of Sales Contracts as and when paid to WI Owner, (xv) if WI Owner is an Underproduced Party under any gas balancing arrangement, the receipt by WI Owner of a settlement in cash for any net underproduced position, regardless of whether such underproduced position arose before or after the Effective Date, (xvi) any interest that accrues on the credit balance in the Net Proceeds Account from time to time, such interest to be net of any applicable third party service charge, (xvii) with respect to any surface estate included in the Subject Interests, all lease or rental payments received from third parties, all receipts from the sale of livestock, crops and timber and all other income attributable to such surface estate, and (xviii) to the extent not otherwise included in Gross Proceeds, the excess of any revenues received by WI Owner from Processing Subject Minerals over the Processing costs incurred by WI Owner to the extent not otherwise treated as a Production Cost. With respect to item (xvi), above, it is hereby expressly agreed and understood that WI Owner shall not be obligated to secure any particular interest rate or other return on credit balances from time to time existing, and any investment of such credit balances shall be made in the sole discretion of WI Owner.

(d) Other than any amounts placed in escrow pursuant to Section 1.5(e) hereof, if WI Owner is an Overproduced Party under any gas balancing arrangement and WI Owner is required to make settlement in cash for any net over-production accruing after the Effective Date, such payment shall be included in Production Costs.

(e) The General and Administrative Costs relating to any particular Period shall be considered a Production Cost which shall be debited to the Net Proceeds Account for such Period.

Section 1.15. “Royalty Owner” means Assignor, while Assignor owns an interest in the Overriding Royalty Interest, and any other Person or Persons who subsequently acquire legal title to all or any portion of or any interest in the Overriding Royalty Interest.

Section 1.16. “Sale” includes sale, exchanges and other dispositions for value.

Section 1.17. “Sales Contracts” means all contracts and agreements for the offer sale of, or commitment to offer or sell, or right of first refusal to purchase, Subject Minerals after production.

Section 1.18. “Subject Interests” means, prior to giving effect to this Conveyance, each kind and character of right, title, claim or interest which the Assignor has (i) in, on and under the lands described in and covered by the Leases which are described in Exhibit A, and (ii) in, on and under any lands which are described in Exhibit A and the unitization and pooling agreements and the units created in connection therewith, whether such right, title, claim or interest be under and by virtue of a Lease, a unitization or pooling agreement, a unitization or pooling order, a mineral deed, a royalty deed, an operating agreement, a division order, a transfer order or any other type of contract, conveyance or instrument or under any other type of title, legal or equitable, recorded or unrecorded, even though the Assignor’s interests be incorrectly or incompletely described in Exhibit A, all as the same shall be enlarged by the discharge of any

10

payments out of production, by the removal of any charges or encumbrances to which any of the same are or become subject or by the entering into of non-consent operations and any and all renewals and extensions thereof acquired by Assignor within one year after the termination of the prior Subject Interest.

Section 1.19. “Subject Minerals” means all Minerals in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests.

Section 1.20. “Underproduced Party” means a party to a gas balancing arrangement who, as a result of its inability or unwillingness to market or otherwise dispose of a portion of its share of production and another party’s producing such share of production, is in a position of net underproduction with respect to such other party or parties to such gas balancing arrangement.

Section 1.21. “Well Operations” means pumping, gas lifting and gravity separation of Minerals and other operations (including without limitation compression, treatment, separation, storage, dehydration, metering, gathering, and/or transportation) in the immediate vicinity of the well but does not include compression or transportation of the Minerals beyond the immediate vicinity of the well, or absorption or fractionation and other plant operations.

Section 1.22. “WI Owner” means Assignee, while it owns all or part of the Subject Interests or any interest therein and any other Person or Persons who, as permitted herein, subsequently acquire legal title to all or any part of the Subject Interests or any interest therein other than the Overriding Royalty Interest reserved hereby.

SECTION 2

Payment

Section 2.1. Payment. On the 10th day of each Period (or, if such day is not a Business Day, on the Business Day next preceding such day), WI Owner shall pay to the Royalty Owner as an overriding royalty hereunder an amount equal to 96.97% of the Net Proceeds for the preceding Period, computed in accordance with Section 2.4 hereof.

Section 2.2. Interest on Past Due Payments.  Any amount not paid by WI Owner to the Royalty Owner when due shall bear, and WI Owner will pay, interest at the weighted average Prime Interest Rate in effect during the period of underpayment; provided that such interest shall not be in excess of the maximum amount allowed by law. Under no circumstances, however, shall WI Owner willfully withhold payment properly due the Royalty Owner hereunder.

Section 2.3. Overpayment.  If at any time WI Owner inadvertently pays the Royalty Owner more than the amount due, the Royalty Owner shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable for any subsequent Period or Periods shall be reduced by such overpayment.

Section 2.4. Net Proceeds Account.  A Net Proceeds account (the “Net Proceeds Account”) shall be maintained by WI Owner for each Period after the Effective Date. The Net

11

Proceeds Account shall be credited with the aggregate of any Gross Proceeds received during such Period, and shall be debited with the aggregate of any Production Costs paid during such Period. The amounts provided for in Section 1.14(c) hereof shall be taken into account for the sole and only purpose of reducing amounts that would otherwise be debited to the Net Proceeds Account in accordance herewith, and Royalty Owner shall have no right, title or claim to such amounts.

On or before the date of payment as set forth in Section 2.1 hereof, WI Owner shall furnish to the Royalty Owner a detailed statement clearly reflecting the credits and debits against and the balance of the Net Proceeds Account for the applicable Period. Any Excess Production Cost reflected by any such statement shall be carried forward to the next and succeeding Period or Periods until the Excess Production Costs shall have been liquidated. If, at the end of any Period, there are Excess Production Costs which have not been liquidated in accordance with the preceding sentence, then an amount equal to interest at the Prime Interest Rate in effect on the last day of such Period shall be computed on the unliquidated balance of the Excess Production Costs from the last day of such Period to the last day of the following Period, and such amount shall be treated as a Production Cost in such following Period.

In the event that Net Proceeds exist in the Net Proceeds Account at the end of any month, payment to the Royalty Owner of the amount of the Net Proceeds pursuant to Section 2.1 shall be paid promptly by WI Owner to the Royalty Owner.

WI Owner shall maintain the Net Proceeds Account in accordance with good accounting practice and in a manner to minimize accounting difficulties but accomplish on a fiscal year basis the overall goal of this Conveyance, and the books and records relating thereto shall at all reasonable times be open to inspection, examination, copying and audit by the Royalty Owner and its duly authorized agents and representatives.

Section 2.5. Limitation.  All payments made to Royalty Owner shall be made entirely and exclusively out of amounts received from the sale or other disposition of Subject Minerals produced from Subject Interests after the Effective Date, and in no event shall such payments exceed 100% of the value of such production at the wellhead (based upon the terms upon which such production is marketed by WI Owner) before the application of any Processing. Should the payments to Royalty Owner, computed in accordance herewith ever exceed such amount (such excess amount being herein referred to as the “Overage”), such Overage shall be suspended and accrued; and if the payments calculated in accordance herewith are ever again less than 100% of the value of such production at the wellhead before the application of any Processing, the Overage shall be added to subsequent payments but not in an amount which would then cause payments to exceed 100% of the value of such production at the wellhead before the application of any Processing, so that Royalty Owner, if possible, shall be entitled to receive the total amount to be distributed hereunder as if the limitation imposed by this Section had not been in effect.

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SECTION 3

Miscellaneous

Section 3.1. Non-Liability of Royalty Owner.  In no event shall the Royalty Owner be liable or responsible in any way for payment of any Production Costs or other costs or liabilities incurred by WI Owner or other lessees attributable to the Subject Interests or to the Minerals produced therefrom.

Section 3.2. Intention of the Parties.  Nothing herein contained is intended to create, nor shall the same be construed as creating (under state law or for tax purposes), any mining partnership, commercial partnership or other partnership relation or joint venture. If, however, the parties hereto are deemed to constitute a partnership for federal or state income tax purposes, the parties elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”) or any similar state law, and agree not to take any position inconsistent with such election. In addition, the parties hereto intend that the Overriding Royalty Interest conveyed hereby by WI Owner to the Royalty Owner shall at all times be treated as a nonoperating “economic interest” in the Subject Minerals within the meaning of the Code (or any corresponding provisions of succeeding law) and a non-operating mineral right for state law purposes.

THE OVERRIDING ROYALTY INTEREST CREATED BY THIS CONVEYANCE IS A RIGHT AFFECTING AND BURDENING THE SUBJECT INTERESTS. THIS CONVEYANCE CREATES AN INTEREST IN REAL PROPERTY, AND THE COVENANTS CONTAINED IN THIS CONVEYANCE ARE COVENANTS RUNNING WITH AND BURDENING THE LAND.

PART III

In connection with the foregoing transfer of the Subject Properties to the Assignee, the Assignee agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Effective Date, and thereafter to pay (i) all Production Costs, as defined in PART II of this Conveyance, and any other costs, expenses, and liabilities relating to the Subject Properties, which are incurred on or after the Effective Date or relate to the period on or after the Effective Date, and (ii) all Production Costs which are incurred in the Period prior to the Effective Date and which are payable after the Effective Date in the ordinary course of business (collectively, the “Assumed Liabilities”).

The Assignor agrees to pay all those Production Costs which are incurred prior to the Effective Date other than those referred to in clause (ii) of the preceding paragraph.

PART IV

This Assignment, Conveyance and Assumption Agreement is being executed in several counterparts, all of which are identical, except that, to facilitate recordation, a counterpart hereof being filed or recorded in a particular jurisdiction may have omitted therefrom those portions of

13

Exhibit A which describe properties, rights or interests located in other jurisdictions. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment have been retained by Assignor and Assignee.

This Assignment shall bind and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Assignment, Conveyance and Assumption Agreement is executed this March 31, 2010 but effective as of the Effective Date.

WITNESSES:                                                                     MAECENAS MINERALS, L.L.P,
                                                                 Texas limited liability partnership,

_______________________                                                      By:____________________________________
    Joseph Edwin Canon,
    Agent and Attorney-in-Fact
________________________

    DORCHESTER MINERALS OPERATING LP

    By:           Dorchester Minerals Operating GP LLC,
    its general partner

    By:  ____________________________________
    William Casey McManemin,
    Chief Executive Officer

Assignor's Address: c/o Dodge Jones Foundation P.O. Box 176 Abilene, Texas 79604	Assignee's Address: 3838 Oak Lawn Avenue, Suite 300 Dallas, Texas 75219
When recorded return to: 3838 Oak Lawn Avenue, Suite 300 Dallas, Texas 75219	This instrument prepared by: Thompson & Knight, LLP One Arts Plaza 1722 Routh Street, Suite 1500 Dallas, Texas 75201

Assignment, Conveyance and Assumption Agreement
Signature Page

STATE OF TEXAS                                          §
                      §
COUNTY OF DALLAS                                   §

BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this 31st day of March, 2010 there personally appeared before me and known to me (or satisfactorily proven) to be the person described in the foregoing instrument:

Joseph Edwin Canon, as attorney in fact on behalf of MAECENAS MINERALS, L.L.P., a Texas limited liability partnership, such limited liability partnership being party to the foregoing instrument.

NEW MEXICO, NORTH DAKOTA, and TEXAS	The foregoing instrument was acknowledged before me on this day, by Joseph Edwin Canon, as attorney in fact on behalf of MAECENAS MINERALS, L.L.P., a Texas limited liability partnership.
LOUISIANA
On this date before me, the undersigned authority, personally came and appeared such person, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document as the attorney in fact of the limited liability partnership specified following such person's name, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as the free act and deed of such limited liability partnership by authority of its general partners and for the uses and purposes therein set forth and apparent.

THUS DONE AND PASSED as of the date set forth above in my presence and in the presence of said witnesses who hereunto sign their names with the above Intervenor and me Notary after reading of the whole.

PENNSYLVANIA
On this date, before me March 31, 2010, the undersigned officer, personally appeared Joseph Edwin Canon, known to me (or satisfactorily proven) to be the person whose name is subscribed as attorney in fact for MAECENAS MINERALS, L.L.P., a Texas limited liability partnership, and acknowledged that he executed the same as the act of his principal for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Dallas, Dallas County, Texas, on the day and year first above written.

NOTARY PUBLIC, State of Texas

(printed name)
My commission expires:

[SEAL]

Exhibit A

EXHIBIT 3.8

MAECENAS INCOME STATEMENTS

[See Attached.]

MAECENAS MINERALS, LLP
INCOME STATEMENT
DECEMBER 31, 2009 AND 2008
INCOME STATEMENT

		Current Year	Prior Year	Variance
ACCT	DESCRIPTION	Year to Date	Year to Date	Year to Date

	REVENUES
3040	ROYALTY INTEREST - OIL	915,955.90	1,701,415.42	(785,459.52)
3050	ROYALTY INTEREST - GAS	357,893.01	739,503.45	(381,610.44)
3100	OIL LEASE BONUS	52,844.50	53,691.98	(847.48)
3110	OIL LEASE RENTALS	3.73	3.73	0.00

	GROSS OIL & GAS REVENUES	1,326,697.14	2,494,614.58	(1,167,917.44)

4040	PRODUCTION TAXES - OIL ROYALTY	50,927.14	96,057.30	(45,130.16)
4050	PRODUCTION TAXES - GAS ROYALTY	26,508.37	49,542.30	(23,033.93)
4100	STATE INCOME W/H	648.87	2,700.39	(2,051.52)
4105	STATE INCOME TAX PAID	2,101.00	0.00	2,101.00

	OIL AND GAS EXPENSE	80,185.38	148,299.99	(68,114.61)

	NET OIL & GAS REVENUE	1,246,511.76	2,346,314.59	(1,099,802.83)

3500	INTEREST INCOME	555.40	802.57	(247.17)
	OTHER INCOME	555.40	802.57	(247.17)

	NET REVENUE	1,247,067.16	2,347,117.16	(1,100,050.00)

	OPERATING EXPENSE
6040	AD VALOREM TAXES	962.38	(105.60)	1,067.98
6041	AD VALOREM TAXES BY STATE	72,595.96	75,306.50	(2,710.54)
7040	ACCOUNTING EXPENSE	7,685.00	3,795.00	3,890.00
7055	DATA IMPORT EXPENSE	4,924.92	5,342.56	(417.64)
7068	INTEREST EXPENSE	210.81	0.00	210.81
7070	LEGAL AND PROFESSIONAL EXPEN	1,882.50	2,800.00	(917.50)
7080	MISCELLANEOUS EXPENSE	390.30	458.38	(68.08)

	TOTAL EXPENSES	88,651.87	87,596.84	1,055.03

	NET INCOME (LOSS)	1,158,415.29	2,259,520.32	(1,101,105.03)

MAECENAS MINERALS, LLP
INCOME STATEMENT
DECEMBER 31, 2008
INCOME STATEMENT

ACCT	DESCRIPTION	Curr Period	Year to Date

	REVENUES
3040	ROYALTY INTEREST - OIL	1,701,415.42	1,701,415.42
3050	ROYALTY INTEREST - GAS	739,503.45	739,503.45
3100	OIL LEASE BONUS	53,691.98	53,691.98
3110	OIL LEASE RENTALS	3.73	3.73

	GROSS OIL & GAS REVENUES	2,494,614.58	2,494,614.58

4040	PRODUCTION TAXES - OIL ROYALTY	96,057.30	96,057.30
4050	PRODUCTION TAXES - GAS ROYALTY	49,542.30	49,542.30
4100	STATE INCOME W/H	2,700.39	2,700.39

	OIL AND GAS EXPENSE	148,299.99	148,299.99

	NET OIL & GAS REVENUE	2,346,314.59	2,346,314.59

3500	INTEREST INCOME	802.57	802.57
	OTHER INCOME	802.57	802.57

	NET REVENUE	2,347,117.16	2,347,117.16

	OPERATING EXPENSE
6040	AD VALOREM TAXES	(105.60)	(105.60)
6041	AD VALOREM TAXES BY STATE	75,306.50	75,306.50
7040	ACCOUNTING EXPENSE	3,795.00	3,795.00
7055	DATA IMPORT EXPENSE	5,342.56	5,342.56
7068	INTEREST EXPENSE	0.00	0.00
7070	LEGAL AND PROFESSIONAL EXPEN	2,800.00	2,800.00
7080	MISCELLANEOUS EXPENSE	458.38	458.38

	TOTAL EXPENSES	87,596.84	87,596.84

	NET INCOME (LOSS)	2,259,520.32	2,259,520.32

MAECENAS MINERALS, LLP
INCOME STATEMENT
DECEMBER 31, 2007
INCOME STATEMENT

ACCT	DESCRIPTION	Curr Period	Year to Date

	REVENUES
3040	ROYALTY INTEREST - OIL	1,019,520.80	1,019,520.80
3050	ROYALTY INTEREST - GAS	478,160.81	478,160.81
3100	OIL LEASE BONUS	19,592.46	19,592.46

	GROSS OIL & GAS REVENUES	1,517,274.07	1,517,274.07

4040	PRODUCTION TAXES - OIL ROYALTY	54,896.46	54,896.46
4050	PRODUCTION TAXES - GAS ROYALTY	31,930.47	31,930.47
4100	STATE INCOME W/H	1,976.18	1,976.18

	OIL AND GAS EXPENSE	88,803.11	88,803.11

	NET OIL & GAS REVENUE	1,428,470.96	1,428,470.96

3500	INTEREST INCOME	1,045.23	1,045.23
	OTHER INCOME	1,045.23	1,045.23

	NET REVENUE	1,429,516.19	1,429,516.19

	OPERATING EXPENSE
6040	AD VALOREM TAXES	682.95	682.95
6041	AD VALOREM TAXES BY STATE	54,474.36	54,474.36
6045	OKLAHOMA ROYALTY TAX WITHHEL	25.75	25.75
7040	ACCOUNTING EXPENSE	3,400.00	3,400.00
7050	BANK CHARGES	5.00	5.00
7055	DATA IMPORT EXPENSE	4,514.51	4,514.51
7070	LEGAL AND PROFESSIONAL EXPEN	2,127.00	2,127.00
7080	MISCELLANEOUS EXPENSE	390.00	390.00

	TOTAL EXPENSES	65,619.57	65,619.57

	NET INCOME (LOSS)	1,363,896.62	1,363,896.62

MAECENAS MINERALS, LLP
INCOME STATEMENT
DECEMBER 31, 2006
INCOME STATEMENT

ACCT	DESCRIPTION	Curr Period	Year to Date

	REVENUES
3040	ROYALTY INTEREST - OIL	920,763.90	920,763.90
3050	ROYALTY INTEREST - GAS	568,247.93	568,247.93
3100	OIL LEASE BONUS	11,691.25	11,691.25
3110	OIL LEASE RENTALS	3.73	3.73

	GROSS OIL & GAS REVENUES	1,500,706.81	1,500,706.81

4040	PRODUCTION TAXES - OIL ROYALTY	46,838.49	46,838.49
4050	PRODUCTION TAXES - GAS ROYALTY	37,711.43	37,711.43
4100	STATE INCOME W/H	401.65	401.65

	OIL AND GAS EXPENSE	84,951.57	84,951.57

	NET OIL & GAS REVENUE	1,415,755.24	1,415,755.24

3500	INTEREST INCOME	1,345.25	1,345.25
	OTHER INCOME	1,345.25	1,345.25

	NET REVENUE	1,417,100.49	1,417,100.49

	OPERATING EXPENSE
6041	AD VALOREM TAXES BY STATE	57,211.50	57,211.50
7040	ACCOUNTING EXPENSE	2,500.00	2,500.00
7050	BANK CHARGES	3.00	3.00
7055	DATA IMPORT EXPENSE	4,924.92	4,924.92
7070	LEGAL AND PROFESSIONAL EXPEN	2,050.00	2,050.00
7080	MISCELLANEOUS EXPENSE	475.46	475.46

	TOTAL EXPENSES	67,164.88	67,164.88

	NET INCOME (LOSS)	1,349,935.61	1,349,935.61

EXHIBIT 6.3(e)

FORM OF ASSIGNMENT OF MAECENAS INTERESTS

ASSIGNMENT OF LIMITED LIABILITY PARTNERSHIP INTEREST

THIS ASSIGNMENT OF LIMITED LIABILITY PARTNERSHIP INTEREST (this “Assignment”), effective as of March 31, 2010 (the “Effective Date”), is made by and among Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”) and ____________________ (the “Partnership Designee” and together with the Partnership, the “Assignees”) and __________________________ (“Assignor”).

WHEREAS, Assignor owns a __% partnership interest (the “Equity Interest”) in Maecenas Minerals, L.L.P., a Texas limited liability partnership (“Maecenas”);

WHEREAS, pursuant to that certain Contribution and Exchange Agreement dated March __, 2010 by and among the Partnership and the owners of all of the outstanding partnership interests in Maecenas, including Assignor (the “Contribution and Exchange Agreement”), (i) Assignor desires to transfer, assign and sell to the Partnership, and the Partnership desires to purchase, 99.9% of the Equity Interest and (ii) Assignor desires to transfer, assign and sell to the Partnership Designee, and the Partnership Designee desires to purchase, 0.1% of the Equity Interest; and

WHEREAS, from and after the Effective Date, Assignees shall be partners of Maecenas.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Assignments and Acceptance.

(a)           Assignor hereby transfers, assigns and sells to the Partnership all of Assignor’s right, title and interest in and to 99.9% of the Equity Interest, and the Partnership hereby accepts such transfer, assignment and sale.

(b)           Assignor hereby transfers, assigns and sells to the Partnership Designee all of Assignor’s right, title and interest in and to 0.1% of the Equity Interest, and the Partnership Designee hereby accepts such transfer, assignment and sale.

2.           Compliance with Maecenas Partnership Agreement.  Assignees hereby accept, and agree to be bound by, the terms and provisions of the Partnership Agreement of Maecenas dated December 16, 1999 (the “Maecenas Partnership Agreement”).  Assignor and Assignees agree that the transfers, assignments and sales contemplated by this Assignment are made in accordance with the terms, conditions and provisions of the Maecenas Partnership Agreement.

3.           Consideration.  In consideration of the assignments set forth in Section 1, Assignor shall receive the consideration set forth in the Contribution and Exchange Agreement.

4.           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, legal representatives, successors and assigns.  Nothing in this Assignment, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Assignment, except as expressly provided herein.

5.           Modification and Waiver.  No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by the parties to be bound thereby.  No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.           Governing Law.  This Assignment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without regard to the principals of conflict of laws.

7.           Severability.  Every provision in this Assignment is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Assignment.

8.           Further Assurances; Additional Documents.  Each party, at any time and from time to time, after the date hereof, upon request of any other party, will do, execute, acknowledge and deliver all such further reasonable acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to accomplish the purposes of this Assignment.

9.           Counterparts.  This Assignment may be executed in one or more counterparts, including signatures transmitted via facsimile or electronic mail, each of which shall be an original and all of which shall constitute but one and the same document.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Assignment effective as of the date first above written.

“ASSIGNEES”

DORCHESTER MINERALS, L.P.

By:           Dorchester Minerals Management LP,
its general partner

By:           Dorchester Minerals Management GP LLC
its general partner

By:_____________________________
William Casey McManemin,
Chief Executive Officer and Manager

_______________________________ By:_____________________________ Name:___________________________ Title:____________________________

Assignment of Limited Liability Partnership Interest
Assignees’ Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Assignment effective as of the date first above written.

“ASSIGNOR”
_______________________________ By:_____________________________ Name:___________________________ Title:____________________________

Assignment of Limited Liability Partnership Interest
Assignor’s Signature Page